EXHIBIT 4.10

TFM, S.A. de C.V.
as Issuer,
GRUPO TRANSPORTACION FERROVIARIA MEXICANA, S.A. de C.V.
as Guarantor,
and
THE BANK OF NEW YORK,
as Trustee,
and
BANKERS TRUST LUXEMBOURG S.A.,
as Paying Agent

Senior Notes Indenture
Dated as of June 16, 1997

10¼% Senior Notes due 2007

CROSS-REFERENCE TABLE

TIA Sections		Indenture Sections
§ 310	(a)(l)	7.10
	(a)(2)	7.10
	(b)	7.03; 7.08
§ 311		7.03
§ 3l3	(a)	7 06
	(c)	7.05; 7.06
§ 314	(a)	4.18; 13.02
	(a)(4)	1.01 “Officers’ Certificate”
	(c)(1)	13.03
	(c)(2)	13.03
	(e)	1.01 “Officers’ Certificate.” “Opinion of Counsel”
§ 315	(a)-(d)	7.02
§ 316	(a)	6.06
	(b)	6.07
§ 317	(a)(l)	6.08
	(a)(2)	6.09
§ 318	(a)	13.01
	(c)	13.01

Note:	The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

Note:	The Table of Contents shall not for any purposes be deemed to be a part of the Indenture.

v

          INDENTURE, dated as of June 16, 1997, among TFM. S.A. de C.V.. a variable capital company (sociedad anónima de capital variable) organized under the laws of Mexico, as Issuer (the “Company”), GRUPO TRANSPORTACION FERROVIARIA MEXICANA, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized under the laws of Mexico, as Guarantor (the “Guarantor”). THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the “Trustee”), and Bankers Trust Luxembourg S.A., as a Paying Agent.
RECITALS OF THE COMPANY
          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to U.S. $150,000,000 aggregate principal amount of the Company’s 10¼% Senior Notes due 2007 (the “Securities”) issuable as provided in this Indenture pursuant to the terms of a Placement Agreement dated June 11, 1997 (the “Placement Agreement”) among the Company, the Guarantor and Morgan Stanley & Co. Incorporated, First Union Capital Markets Corp. and Société Générale Securities Corporation, as the placement agents. The Securities will be secured pursuant to the terms of an Escrow Agreement (as defined herein) as provided by Article Twelve of this Indenture. Pursuant to the Registration Rights Agreement (as defined herein), the Securities may become freely transferable upon the consummation of an exchange offer for the Securities or upon the effectiveness of a shelf registration statement with respect to the Securities. All things necessary to make this Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, have been done, and the Company has done all things necessary to make the Securities and the Securities Guarantee (as defined herein), when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company and the Guarantor, respectively, the valid obligations of the Company and the Guarantor as hereinafter provided.
          This Indenture will be subject to, and shall be governed by. the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.
AND THIS INDENTURE FURTHER WITNESSETH
          For and in consideration of the premises and the purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.

ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE
          SECTION 1.01. Definitions.
          “Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by the Guarantor or a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.
          “Acquisition” means the acquisition of 80% of the outstanding share capital of the Company by the Guarantor.
          “Acquisition Date” means the date on which the Acquisition is consummated.
          “Additional Amounts” has the meaning set forth in Section 4.20.
          “Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Guarantor and its Restricted Subsidiaries for such period determined in conformity with IAS; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Guarantor or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Guarantor or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04 (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Guarantor or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Guarantor or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary (other than the Company) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted

Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04, any amount paid or accrued as dividends on Preferred Stock of the Guarantor or any Restricted Subsidiary of such Guarantor owned by Persons other than the Guarantor and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.
          “Adjusted Consolidated Net Tangible Assets” means the total amount of assets of the Guarantor and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets following the Closing Date (but including write-ups in connection with accounting for acquisitions in conformity with IAS), after deducting therefrom (i) all current liabilities of the Guarantor and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Guarantor and its Restricted Subsidiaries, prepared in conformity with IAS and filed with the Commission or provided to the Trustee pursuant to Section 4.18.
          “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
          “Agent” means any Registrar, Paying Agent, authenticating agent or co-Registrar.
          “Agent Members” has the meaning provided in Section 2.07(a).
          “Asset Acquisition” means (i) an investment by the Guarantor or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Guarantor or shall be merged into or consolidated with the Guarantor or any of its Restricted Subsidiaries; provided that such Person’s primary business is related, ancillary or complementary to the businesses of the Guarantor and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Guarantor or any of its Restricted Subsidiaries of the property and assets of any Person other than the Guarantor or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Guarantor and its Restricted Subsidiaries on the date of such acquisition.

          “Asset Disposition” means the sale or other disposition by the Guarantor or any of its Restricted Subsidiaries (other than to the Guarantor or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary of the Guarantor or (ii) all or substantially all of the assets that constitute a division or line of business of the Guarantor or any of its Restricted Subsidiaries.
          “Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Guarantor or any of its Restricted Subsidiaries to any Person other than the Guarantor or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Guarantor or any of its Restricted Subsidiaries or (iii) any other property and assets of the Guarantor or any of its Restricted Subsidiaries (other than the Capital Stock, property or assets of an Unrestricted Subsidiary) outside the ordinary course of business of the Guarantor or such Restricted Subsidiary and, in each case, that is not governed by the provisions of this Indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of the Company and the Guarantor; provided that “Asset Sale” shall not include (a) sales or other dispositions of inventory, receivables and other current assets (which shall not include locomotives or rolling stock) or (b) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of provided that the consideration received would satisfy clause (B) of the first paragraph of Section 4.11.
          “Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.
          “Bank” means the lenders from time to time party to the Senior Secured Credit Facilities.
          “Bank Creditors” means the Syndication Agent, the Administrative Agent and the Documentation Agent under and each as defined in the Senior Secured Credit Facilities and each of the Banks.
          “Board of Directors” means the Board of Directors of the Company or the Guarantor, as the case may be, or the Executive Committee thereof, if duly authorized to act with respect to this Indenture.
          “Board Resolution” means a copy of a resolution, certified by the Secretary, Pro-Secretary or any Assistant Secretary of the Company or the Guarantor, as the case may be as required by the context to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
          “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.
          “Capital Contribution Agreement” means the agreement entered into on or prior to the Acquisition Date among TMM, KCSI. the Guarantor, the Company and The Chase Manhattan Bank, for the benefit of the lenders under the Senior Secured Credit Facilities.
          “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Closing Date including, without limitation, all Common Stock and Preferred Stock.
          “Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with IAS is required to be capitalized on the balance sheet of such Person.
          “Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.
          “Change of Control” means such time as (i) the Existing Holders cease to be the ultimate “beneficial owners” (defined in Rule 13d-3 under the Exchange Act and including by reason of any change in the ultimate “beneficial ownership” of the Capital Stock of the Guarantor) of Voting Stock representing more than 50% of the total voting power of the total Voting Stock of the Guarantor on a fully diluted basis: (ii) individuals who on the Closing Date constitute the Board of Directors of the Company or the Guarantor (together with any new directors whose election by the Board of Directors or by the Company’s stockholders or the Guarantor’s stockholders, as the case may be, was approved by a vote of at least two-thirds of the members of such Board of Directors then in office who either were members of such Board of Directors on the Closing Date or whose election or nomination for election was previously so approved or who were appointed by one or more of its Existing Holders) cease for any reason to constitute a majority of the members of such Board of Directors then in office; or (iii) the Guarantor does not own all of the outstanding Voting Stock of the Company other than as a result of (A) one or more primary offerings of the Common Stock of the Company having, in the aggregate, voting power equal to or less than 35% of the total voting power of the Voting Stock of the Company or (B) a merger, consolidation, sale, transfer or lease solely between the Guarantor and the Company.

          “Closing Date” means the date on which the Securities are originally issued under this Indenture.
          “Collateral” means the collateral pledged by the Company to the Trustee pursuant to the terms of the Escrow Agreement.
          “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.
          “Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) of such Person’s equity, other than Disqualified Stock of such Person, whether now outstanding or issued after the Closing Date, including all Common Stock or Preferred Stock (other than Disqualified Stock). For purposes of this definition, “Common Stock” shall include all shares, interests, participations and equivalents corresponding to common stock (other than Disqualified Stock) under the laws of the jurisdiction in which such Person is organized.
          “Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.
          “Company Order” means a written request or order signed in the name of the Company (i) by its Chief Executive Officer and (ii) by one of its Directors and delivered to the Trustee.
          “Concession Compensation” means, upon the termination or revocation of the Concession Title or loss of exclusivity thereunder, any compensation from Mexico or from any subsequent recipient of the Concession Title (or rights which were previously exclusive to the Company under the Concession Title other than trackage rights), which is collected, or received, by Mexico, the Company or any other Credit Party.
          “Concession Title” means the right of the Company for a period of 30 years to be the exclusive provider (subject to certain trackage rights) of freight transportation services over the Northeast Rail Lines and for an additional 20 years to be a non-exclusive provider of such services granted by the Government pursuant to the Concession, subject in all cases to the terms and conditions of the Concession Title, as in effect on the Acquisition Date.
          “Consolidated EBITDA” means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, to

the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (iii) income and asset taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by IAS to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Guarantor and its Restricted Subsidiaries in conformity with IAS; provided that, if any Restricted Subsidiary (other than the Company) is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with IAS) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Guarantor or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.
          “Consolidated Interest Expense” means, for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; the net costs associated with Interest Rate Agreements; and interest paid (by any Person) with respect to Indebtedness that is Guaranteed or secured by the Guarantor or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Guarantor and its Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Securities or the Senior Discount Debentures, the exchange offer or the shelf registration statement with respect to the Securities or the Senior Discount Debentures, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with IAS.

          “Consolidated Net Worth” means, at any date of determination, stockholders equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Guarantor and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Guarantor or any of its Restricted Subsidiaries, each item to be determined in conformity with IAS.
          “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 101 Barclay Street, New York, NY 10286, Attention: Corporate Trust Administration.
          “Credit Party” means the Company, the Guarantor and any of their respective Subsidiaries which guarantee, in whole or in part any Secured Obligations or any Senior Securities Obligations.
          “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.
          “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
          “Depositary” means the Depository Trust Company, its nominees, and their respective successors.
          “Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Securities; (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Securities; or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Securities; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Securities shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.11 and Section 4.12 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Securities as are required to be repurchased pursuant to Section 4.11 and Section 4.12. Notwithstanding the foregoing, Series L shares of the Guarantor and the Class III Series A shares and Class III Series B shares of the Company owned by Mexico shall be deemed not to be Disqualified Stock.
          “Escrow Agreement” means the Escrow and Security Agreement, dated as of the Closing Date, among the Company, the Guarantor, TMM, KCSI, the Placement Agents and the Trustee, as escrow agent, governing the pledge by the Company of the Escrowed Funds to the Trustee, as escrow agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
          “Escrow Agreement Officers’ Certificate” means the Officers’ Certificate as defined in the Escrow Agreement.
          “Event of Default” has the meaning set forth in Section 6.01.
          “Excess Proceeds” has the meaning set forth in Section 4.11.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Exchange Offer” means the exchange offer by the Company and the Guarantor of Exchange Securities for the Securities.
          “Exchange Securities” means any securities of the Company containing terms identical to the Securities (except that such Exchange Securities (i) shall be registered under the Securities Act, (ii) will not provide for an increase in the rate of interest (other than with respect to overdue amounts) and (iii) will not contain terms with respect to transfer restrictions) that are issued and exchanged for the Securities pursuant to the Registration Rights Agreement and this Indenture.
          “Existing Holders” means KCSI. TMM and Grupo Servia, S.A. de C.V.
          “fair market value” means the price that would be paid in an arm’s-length transaction between and informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.
          “Global Securities” has the meaning provided in Section 2.01.
          “Government Securities” means direct obligations of, obligations fully and unconditionally guaranteed by, or participation in pools consisting solely of (or repurchase transactions relating to) obligations of or obligations fully and unconditionally guaranteed by the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.
          “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing (whether pursuant to a guaranty, a fianza, an aval or otherwise) any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or obligations arising, in the ordinary course of business, from contracting for interline railroad services. The term “Guarantee” used as a verb has a corresponding meaning.
          “Guaranteed Indebtedness” has the meaning set forth in Section 4.07.
          “Guarantor” means Grupo Transportación Ferroviaria Mexicana, S.A. de C.V. and its successors and assigns.
          “Holder” or “Securityholder” means the registered holder of any Security.
          “IAS” means accounting principles issued by the International Accounting Standards Committee as in effect on the Closing Date and the accounting principles and policies of the Guarantor and its Restricted Subsidiaries, as in effect on the Closing Date and as implemented during the two year period following the Closing Date. All ratios and computations shall be computed in conformity with IAS applied on a consistent basis in U.S. Dollars, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to the matters referred to in clause (ii) of the last sentence of the definition of “Consolidated Interest Expense.”
          “Incur” means, with respect to any Indebtedness, to incur, create, issue, assume. Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence”

of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.
          “Indebtedness” means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases (but not operating leases), (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person: provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with IAS. (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of interest on such Indebtedness shall be deemed not to be “Indebtedness” and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes of any jurisdiction. For the purposes of computing the amount of Indebtedness of any Person outstanding at any time, all such items shall be excluded to the extent that they would be eliminated as intercompany items for purposes of such Person’s consolidated financial statements.
          “Indenture” means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture:

          “Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.
          “Interest Coverage Ratio” means, on any Transaction Date, the ratio of (i) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to Section 4.18 (the “Four Quarter Period”) to (ii) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the “Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of the Company, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period: (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period; (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period: and (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Guarantor or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that, to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.
          “Interest Payment Date” means each semiannual interest payment date on June 15 and December 15 of each year, commencing December 15, 1997.

          “Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.
          “Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with IAS, recorded as accounts receivable on the balance sheet of the Guarantor or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Guarantor or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (iii) of Section 4.06; provided that the value of any Investment outstanding at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital to the Guarantor and its Restricted Subsidiaries with respect to such Investment (up to the amount of such Investment on the date made). For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04, (i) “Investment” shall include the fair market value of the assets (net of liabilities (other than liabilities to the Guarantor or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Guarantor or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.
          “KCSI” means Kansas City Southern Industries, Inc., a Delaware corporation, and its successors.
          “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).
          “Management Services Agreements” means, collectively, the Management Services Agreement between the Company and Transportación Marítima Mexicana, S.A. de C.V. dated May 9, 1997 and the Management Services Agreement between the Company and KCS Transportation Company dated May 9, 1997.

          “Mexican Withholding Taxes” has the meaning set forth in Section 4.20.
          “Mexico” means the Estados Unidos Mexicanos (the United Mexican States) and any branch of power, ministry, department, authority or statutory corporation or other entity (including a trust), owned or controlled directly or indirectly by the Estados Unidos Mexicanos or any of the foregoing or created by law as a public entity.
          “Moody’s” means Moody’s Investors Service, Inc. and its successors.
          “Net Cash Proceeds” means (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Guarantor or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Guarantor and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Guarantor or any Restricted Subsidiary of the Guarantor as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with IAS and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Guarantor or any Restricted Subsidiary of the Guarantor) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
          “Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.

          “Northeast Rail Lines” means that portion of the Mexican railroad system that is the subject of the Concession Title.
          “Offer to Purchase” means an offer to purchase Securities by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder that, unless otherwise required by applicable law, shall state: (i) the covenant pursuant to which the offer is being made and that all Securities validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”); (iii) that any Security not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Security accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Security purchased pursuant to the Offer to Purchase will be required to surrender the Security, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side thereof completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion thereof surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers’ Certificate specifying the relevant Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security, equal in principal amount to any unpurchased portion of the Security surrendered. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Securities pursuant to an Offer to Purchase.

          “Officer” means, with respect to the Company or the Guarantor, as the case may be, (i) the Chief Executive Officer, the Chief Operating Officer, or any Vice President, and (ii) the Chief Financial Officer, the Treasurer or any Assistant Treasurer, or the Secretary, Pro-Secretary or any Assistant Secretary or any Director or Alternate Director.
          “Officers’ Certificate” means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof; provided, however, that any such certificate may be signed by any two of the Officers listed in clause (i) of the definition thereof in lieu of being signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof. Each Officers’ Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).
          “Offshore Global Securities” has the meaning set forth in Section 2.01.
           “Offshore Physical Securities” has the meaning set forth in Section 2.01.
          “Offshore Securities Exchange Date” has the meaning set forth in Section 2.01.
          “Opinion of Counsel” means a written opinion signed by legal counsel who may be an employee of or counsel to the Company. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).
          “Other Creditors” means any Bank or Banks which enter into one or more Interest Rate Agreements or other hedging agreements with the Company, regardless of whether such Bank subsequently ceases to be a Bank under the Senior Secured Credit Facilities for any reason, and any successors and assigns of any such Bank.
          “Paying Agent” has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term “Paying Agent” includes any additional Paying Agent.
          “Permanent Offshore Global Securities” has the meaning provided in Section 2.01.
          “Permitted Investment” means (i) an Investment in the Guarantor or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all of its assets to the Guarantor or a Restricted Subsidiary; provided that such person’s primary business is related, ancillary or complementary to the businesses of the

Guarantor and its Restricted Subsidiaries on the date of such Investment; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with IAS; and (iv) stock, obligations or securities received in satisfaction of judgments and (v) Mexican government securities purchased through Morgan Stanley and Co. Incorporated to be applied toward the purchase price in connection with the Acquisition.
          “Permitted Liens” means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with IAS shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with IAS shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Guarantor or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.03, to finance the cost (including the cost of improvement, lease or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation or the lease of such property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) licenses, leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Guarantor and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Guarantor or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor or licensor in the property subject to any Capitalized Lease, operating lease or license agreement; (x) Liens arising from filing Uniform Commercial Code or similar financing statements regarding leases; (xi) Liens on property of, or on shares of stock or

Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Guarantor or any Restricted Subsidiary other than the property or assets acquired; (xii) Liens in favor of the Guarantor or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Guarantor or any Restricted Subsidiary of the Guarantor that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, futures contracts, futures options or similar agreements or arrangements designed solely to protect the Guarantor or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Guarantor or any of its Restricted Subsidiaries in the ordinary course of business; (xviii) Liens on or sales of receivables; (xix) Liens on any assets acquired by the Guarantor or any Restricted Subsidiary after the Closing Date, which Liens were in existence prior to the acquisition of such assets (to the extent that such Liens were not created in contemplation of or in connection with such acquisition), provided that such Liens are limited to the assets so acquired and the proceeds thereof; (xx) Liens existing or arising under the Concession Title and (xxi) Liens Incurred in accordance with the terms of this Indenture in favor of the Trustee under this Indenture or pursuant to the terms of the Senior Discount Debenture Indenture in favor of the trustee under the Senior Discount Debenture Indenture.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.
          “Physical Security” has the meaning provided in Section 2.01.
          “Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s preferred or preference equity, whether now outstanding or issued after the Closing Date, including, without limitation, all series and classes of such preferred stock or preference stock.
          “principal” of a debt security, including the Securities, means the principal amount due on the Stated Maturity as shown on such debt security.

          “Private Placement Legend” means the legend initially set forth on the Securities in the form set forth in Section 2.02.
          “Public Equity Offering” means an underwritten primary public offering of Common Stock of the Guarantor or the Company pursuant to an effective registration statement under the Securities Act.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
          “Redemption Price,” when used with respect to any Security to be redeemed, means the price at which such Security is to be redeemed pursuant to this Indenture.
          “Registrar” has the meaning provided in Section 2.04.
           “Registration” has the meaning set forth in Section 4.18.
          “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, among the Company, the Guarantor and Morgan Stanley & Co. Incorporated. First Union Capital Markets Corp. and Société Générale Securities Corporation.
          “Registration Statement” means the Registration Statement as defined and described in the Registration Rights Agreement.
          “Regular Record Date” for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day), as the case may be. next preceding such Interest Payment Date.
          “Regulation S” means Regulation S under the Securities Act.
          “Released Indebtedness” means, with respect to any Asset Sale, Indebtedness (i) which is owed by the Guarantor or any Restricted Subsidiary (the “Obligors”) prior to such Asset Sale, (ii) which is assumed by the purchaser or any affiliate thereof in connection with such Asset Sale and (iii) with respect to which the Obligors receive written unconditional releases from each creditor no later than the closing date of such Asset Sale.
          “Responsible Officer,” when used with respect to the Trustee, means the Chairman or any Vice Chairman of the Board of Directors, the Chairman or any Vice Chairman of the Executive Committee of the Board of Directors, the Chairman of the Trust

Committee, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller or any Assistant Controller or any other Officer of the Trustee in its Corporate Trust Department having direct responsibility for the administration of this Indenture or the Escrow Agreement and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.
          “Restricted Payments” has the meaning set forth in Section 4.04.
          “Restricted Subsidiary” means the Company and any other Subsidiary of the Guarantor other than an Unrestricted Subsidiary.
          “Rule 144A” means Rule 144A under the Securities Act.
          “S&P” means Standard & Poor’s Ratings Group and its successors.
          “Secured Creditors” means and includes the Bank Creditors and the Other Creditors.
          “Secured Obligations” means all of the Company’s obligations, and each guarantee of such obligations by any other Credit Party, with respect to:
     (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the notes issued by, and the loans made to, the Company under the Senior Secured Credit Facilities, and all reimbursement obligations and unpaid drawings with respect to the letters of credit issued under the Senior Secured Credit Facilities and (y) all other obligations (including obligations which, but for (A) the automatic stay under Section 362(a) of the United States Bankruptcy Code or (B) the Mexican Law of Bankruptcy and Suspension of Payments (Ley de Quiebras y Suspension de Pagas) would become due) and liabilities owing by the Company to the Secured Creditors under the Senior Secured Credit Facilities (including, without limitation, indemnities, fees and interest thereon) now existing or hereafter incurred under, arising out of or in connection with the Senior Secured Credit Facilities or any other related document and the due performance and compliance with the terms of such documents by the Company;
     (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for (A) the automatic stay under Section 362(a) of the United States Bankruptcy Code or (B) the Mexican Law of Bankruptcy and Suspension of Payments (Ley de Quiebras y Suspensión de Pagas), would become due) and liabilities owing by the Company to one or more Other Creditors under any Interest Rate Agreements or other hedging agreements, whether now in existence or hereafter arising, and the due performance and compliance by the Company with all terms, conditions and agreements contained therein;
     (iii) any and all sums advanced by the collateral agent under the Senior Secured Credit Facilities in order to preserve the assets or property securing obligations thereunder or preserve its security interest in such assets or property; and
     (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Company or any other Credit Party referred to in clauses (i) and (ii) above, after an event of default under the Senior Secured Credit Facilities shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the assets or property securing obligations thereunder, together with reasonable attorneys’ fees and court costs.
          “Securities” means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Securities” shall include any Exchange Securities to be issued and exchanged for any Securities pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Securities and Exchange Securities shall vote together as one series of Securities under this Indenture.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Securities Guarantee” means the Guarantee of the Securities by the Guarantor.
          “Security Register” has the meaning provided in Section 2.04.
          “Senior Discount Debenture Indenture” means the Indenture relating to the 11 3/4 Senior Discount Debentures of the Company due 2009.
          “Senior Discount Debentures” means the 11 3/4 Senior Discount Debentures of the Company due 2009.
          “Senior Secured Credit Facilities” means the credit agreement entered into on or prior to the Acquisition Date among the Company, the Guarantor, the lenders named therein. Morgan Stanley Senior Funding, Inc., as syndication agent, The Chase Manhattan Bank, as administrative agent, and Merrill Lynch Capital Corporation, as documentation agent, together with all other agreements, instruments and documents executed or delivered pursuant thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented, replaced (including a replacement referred to in the parenthetical in the definition of the term “Officer’s Certificate” in the Escrow Agreement) or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.
          “Senior Securities Obligations” means (i) in the case of the Holders, all liabilities and obligations of the Company and of any other Credit Party to the Holders, matured or contingent, joint, several, or independent, now or after existing, due or to become due, or held or to be held by the Holders, whether created directly or acquired by assignment or otherwise, to the extent that same arise under, or relate to, the Securities or this Indenture, and (ii) in the case of the Senior Discount Debentures, all liabilities and obligations of the Company and of any other Credit Parry to the holders of the Senior Discount Debentures, matured or contingent, joint, several or independent, now or after existing, due or to become due, or held or to be held by the holders of the Senior Discount Debentures, whether created directly or acquired by assignment or otherwise, to the extent that same arise under, or relate to, the Senior Discount Debenture Indenture or the Senior Discount Debentures.
          “Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.
          “Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary of the Guarantor that, together with its Subsidiaries, (i) for the most recent fiscal year of the Guarantor, accounted for more than 10% of the consolidated revenues of the Guarantor and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Guarantor and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Guarantor for such fiscal year.
          “Stated Maturity” means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.
          “Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding

Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.
          “Temporary Cash Investment” means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits denominated and payable in U.S. Dollars maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $200 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by S&P or Moody’s or any money-market fund denominated and payable in U.S. Dollars sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper denominated and payable in U.S. Dollars, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company or the Guarantor) organized and in existence under the laws of the United States of America or any state thereof with a rating at the time as of which any investment therein is made of “P-l” (or higher) according to Moody’s or “A-l” (or higher) according to S&P, (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s, (vi) Certificados de la Tesoreria de la Federación (Cetes) or Bonos de Desarrollo del Gobierno Federal (Bondes) issued by the Mexican government and maturing not more than 180 days after the acquisition thereof, (vii) Investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (vi) above, (viii) demand deposit accounts with U.S. banks (or Mexican banks specified in clause (ix) of this definition) maintained in the ordinary course of business and (ix) certificates of deposit, bank promissory notes and bankers’ acceptances denominated in Pesos, maturing not more than 180 days after the acquisition thereof and issued or Guaranteed by any one of the five largest banks (based on assets as of the immediately preceding December 31) organized under the laws of Mexico and which are not under intervention or controlled by the Fondo Bancario de Protección al Ahorro or any successor thereto.
          “Temporary Offshore Global Securities” has the meaning provided in Section 2.01.

          “Tex-Mex Railway” means the Texas-Mexican Railway Company, a Texas corporation, and its successors.
          “TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939. as amended (15 U.S. Code §§ 77aaa-77bbb). as in effect on the date this Indenture was executed, except as provided in Section 9.06.
          “TMM” means Transportation Maritima Mexicana, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico, and its successors.
          “Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.
          “Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Guarantor or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.
          “Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.
          “United States Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.
          “Unrestricted Subsidiary” means (i) any Subsidiary of the Guarantor (other than the Company) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Guarantor may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Guarantor) other than the Company to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Guarantor or any Restricted Subsidiary; provided that (A) any Guarantee by the Guarantor or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Guarantor or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04; and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 4.03 and Section 4.04. Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (x) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture and (y) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such designation. Any such designation by the Board of Directors shall be evidenced to the relevant Trustee by promptly filing with such Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
          “U.S. Global Securities” has the meaning provided in Section 2.01.
          “U.S. Person” has the meaning ascribed thereto in Rule 902 under the Securities Act.
          “U.S. Physical Securities” has the meaning provided in Section 2.01.
          “Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person, excluding, however. Series L shares of the Guarantor and Class III Series A shares and the Class III Series B shares of the Company owned by Mexico as of the Acquisition Date and any class or kind of Capital Stock which has limited or restricted voting rights (i.e., having the power to vote for the election of a minority of the directors, managers or other voting members of the governing body of such Person) under the By-laws of such Person or under Mexican law.
          “Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.
          SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
          “indenture securities” means the Securities;
          “indenture security holder” means a Holder or a Securityholder;
          “indenture to be qualified” means this Indenture;

          “indenture trustee” or “institutional trustee” means the Trustee: and
          “obligor” on the indenture securities means the Company or any other obligor on the Securities.
          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.
          SECTION 1.03. Rules of Construction. Unless the context otherwise requires:
     (i) a term has the meaning assigned to it;
     (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with IAS;
     (iii) “or” is not exclusive;
     (iv) words in the singular include the plural, and words in the plural include the singular;
     (v) provisions apply to successive events and transactions;
     (vi) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
     (vii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.
ARTICLE TWO
THE SECURITIES
          SECTION 2.01. Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form annexed hereto as Exhibit A. The Securities may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have letters, notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. The Company shall approve the form of the Securities and any notation, legend or endorsement on the Securities. Each Security shall be dated the date of its authentication.
          The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a pan of this Indenture. Each of the Company, the Guarantor, the Trustee and the Paying Agent, by its execution and delivery of this Indenture, expressly agrees to the terms and provisions of the Securities applicable to it and to be bound thereby.
          Securities offered and sold in,reliance on Rule 144A shall be issued in the form of one or more permanent global Securities in registered form, substantially in the form set forth in Exhibit A (the “U.S. Global Securities”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.
          Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary global Securities in registered form substantially in the form set forth in Exhibit A (the “Temporary Offshore Global Securities”), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time following July 26, 1997 (the “Offshore Securities Exchange Date”), upon receipt by the Trustee and the Company of a certificate substantially in the form of Exhibit B hereto, one or more permanent global Securities in registered form substantially in the form set forth in Exhibit A (the “Permanent Offshore Global Securities”; and together with the Temporary Offshore Global Securities, the “Offshore Global Securities”) duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary. The aggregate principal amount of the Offshore Global Securities may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as herein provided.
          Securities which are offered and sold to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. Persons) shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the “U.S. Physical-Securities”). Securities issued pursuant to Section 2.07 in exchange for interests in the U.S. Global Securities or the Offshore Global Securities shall be in the form of U.S. Physical Securities or in the form of permanent certificated Securities in registered form substantially in the form set forth in Exhibit A (the “Offshore Physical Securities”), respectively.

          The Offshore Physical Securities and U.S. Physical Securities are sometimes collectively herein referred to as the “Physical Securities.” The U.S. Global Securities and the Offshore Global Securities are sometimes referred to as the “Global Securities.”
          The definitive Securities shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.
          SECTION 2.02. Restrictive Legends. (a) Unless and until a Security is exchanged for an Exchange Security in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the U.S. Global Securities, Temporary Offshore Global Securities and each U.S. Physical Security shall bear the legend set forth below on the face thereof:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN “INSTITUTIONAL ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(l), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT. (2) AGREES THAT IT WILL NOT. WITHIN TWO YEARS AFTER THE CLOSING DATE. RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, THE GUARANTOR OR ANY SUBSIDIARY THEREOF. (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT. (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER. FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES AT THE TIME OF TRANSFER OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH

TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT. (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT. (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR. THE HOLDER MUST. PRIOR TO SUCH TRANSFER. FURNISH TO EACH OF THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS. LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO. THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION.” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS PROVISIONS REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.
          (b) Each Global Security, whether or not an Exchange Security, shall also bear the following legend on the face thereof:
UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY

TRANSFER. PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO.. HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE. BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.
          SECTION 2.03. Execution. Authentication and Denominations. Two Officers shall execute the Securities for the Company by facsimile or manual signature in the name and on behalf of the Company.
          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee or authenticating agent authenticates the Security, the Security shall be valid nevertheless.
          A Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
          The Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Securities in the aggregate principal amount of up to U.S. $150.000.000 plus any Exchange Securities that may be issued pursuant to the Registration Rights Agreement; provided that the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel of the Company in connection with such authentication of Securities. The Opinion of Counsel shall be to the effect that:
     (a) the form and terms of such Securities have been established by or pursuant to a Board Resolution or an indenture supplemental hereto in conformity with the provisions of this Indenture;
     (b) such supplemental indenture, if any, when executed and delivered by the Company, the Guarantor, the Trustee and the Paying Agent, will constitute a valid and binding obligation of the Company and the Guarantor, respectively;
     (c) such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such

Opinion of Counsel, will constitute valid and binding obligations of the Company in accordance with their terms and will be entitled to the benefits of this Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and
     (d) the Company has been duly incorporated in, and is a validly existing corporation under the laws of, Mexico or the United States.
Such Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth above except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.06, 2.09, 2.10 or 2.11.
          The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.
          The Securities shall be issuable only in registered form without coupons and only in denominations of U.S.$1,000 in principal amount and any integral multiple of U.S.$1,000 in excess thereof.
          SECTION 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Securities may be presented for payment (the “Paying Agents”) and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, which shall be in the Borough of Manhattan, the City of New York and in Luxembourg. The Company shall cause the Registrar acting as agent of the Company to keep a register of the Securities and of their transfer and exchange (the “Security Register”). The Company may have one or more co-Registrars and one or more additional Paying Agents.
          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands for so long as such failure shall continue. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notices and demands; provided, however, that neither the Company, a Subsidiary of the Company nor an Affiliate of any of them shall act as Paying Agent in connection with the defeasance of the Securities or the discharge of this Indenture under Article Eight.
          The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notices and demands and Bankers Trust Luxembourg S.A. as Paying Agent. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Security Register.
          SECTION 2.05. Paying Agent to Hold Money in Trust. Not later than 12:00 noon. New York City time, on each due date of the principal, premium, if any, and interest on any Securities, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent, if any, other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and that such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Securities, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act as required by this Section 2.05.

          SECTION 2.06. Transfer and Exchange. The Securities are issuable only in registered form. A Holder may transfer a Security by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfer’s of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry. When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations (including an exchange of Securities for Exchange Securities), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that no exchanges of Securities for Exchange Securities shall occur until a Registration Statement shall have been declared effective by the Commission and that any Securities that are exchanged for Exchange Securities shall be cancelled by the Trustee. To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made to any Holder for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon transfers, exchanges or redemptions pursuant to Section 2.11, 3.08. 4.11, 4.12 or 9.04).
          The Registrar shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 3.03 or Section 3.09 and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
          SECTION 2.07. Book-Entry Provisions for Global Securities, (a) The U.S. Global Securities and Offshore Global Securities initially shall (i) be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.

          Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under any Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security.
          (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 2.08. In addition, U.S. Physical Securities and Offshore Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Securities or the Offshore Global Securities, respectively, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Securities or the Offshore Global Securities, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request to the foregoing effect from the Depositary.
          (c) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.
          (d) In connection with any transfer pursuant to paragraph (b) of this Section of a portion of the beneficial interests in the U.S. Global Securities to beneficial owners who are required to hold U.S. Physical Securities, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Securities in an amount equal to the principal amount of the beneficial interest in the U.S. Global Securities to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.
          (e) In connection with the transfer of the entire U.S. Global Securities or Offshore Global Securities to beneficial owners pursuant to paragraph (b) of this Section, the U.S. Global Securities or Offshore Global Securities, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Securities or Offshore Global Securities, as the case may be, an equal aggregate principal amount of U.S. Physical Securities or Offshore Physical Securities, as the case may be, of authorized denominations.
          (f) Any U.S. Physical Security delivered in exchange for an interest in the U.S. Global Securities pursuant to paragraph (b) or (d) of this Section shall, except as otherwise provided by paragraph (f)(i)(x) and paragraph (f) of Section 2.08, bear the legend regarding transfer restrictions applicable to the U.S. Physical Security set forth in Section 2.02.
          (g) Any Offshore Physical Security delivered in exchange for an interest in the Offshore Global Securities pursuant to paragraph (b) of this Section shall, except as otherwise provided by paragraph (e) of Section 2.08, bear the legend regarding transfer restrictions applicable to the Offshore Physical Security set forth in Section 2.02.
          (h) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
          (i) QIBs that are beneficial owners of interests in a Global Security may receive Physical Securities (which shall bear the Private Placement Legend if required by Section 2.02) in accordance with the procedures of the Depositary. In connection with the execution, authentication and delivery of such Physical Securities, the Registrar shall reflect on its books and records a decrease in the principal amount of the relevant Global Security equal to the principal amount of such Physical Securities and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities having an equal aggregate principal amount.
          SECTION 2.08. Special Transfer Provisions. Unless and until a Security is exchanged for an Exchange Security in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:
     (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Physical Security or an interest in the U.S. Global Securities to a QIB (excluding Non-U.S. Persons):
     (i) If the Security to be transferred consists of (x) U.S. Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Securities, the transfer of such interest may be effected only through the book-entry system maintained by the Depositary.
     (ii) If the proposed transferor is an Agent Member, and the Security to be transferred consists of U.S. Physical Securities, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Securities in an amount equal to the principal amount of the U.S. Physical Securities to be transferred, and the Trustee shall cancel the Physical Security so transferred.
     (b) Transfers of Interests in the Temporary Offshore Global Securities. The following provisions shall apply with respect to registration of any proposed transfer of interests in the Temporary Offshore Global Securities:
     (i) The Registrar shall register the transfer of any Security (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.
     (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(y) above and instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Securities in an amount equal to the principal amount of the Temporary Offshore Global Securities to be transferred, and the Trustee shall decrease the amount of the Temporary Offshore Global Securities.
     (c) Transfers of Interests in the Permanent Offshore Global Securities or Offshore Physical Securities to U.S. Persons. With respect to any transfer of interests in the Permanent Offshore Global Securities or Offshore Physical Securities to U.S. Persons, the Registrar shall register the transfer of any such Security without requiring any additional certification.
     (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Security to a Non-U.S. Person:
     (i) The Registrar shall register any proposed transfer of a Security to any Non-U.S. Person only upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor.
     (ii) (A) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Securities, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Securities in an amount equal to the principal amount of the beneficial interest in the U.S. Global Securities to be transferred, and (B) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Securities in an amount equal to the principal amount of the U.S. Physical Securities or the U.S. Global Securities, as the case may be, to be transferred, and the Trustee shall cancel the Physical Security, if any, so transferred or decrease the amount of the U.S. Global Securities.

     (e) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Security to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):
     (i) The Registrar shall register the transfer of any Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit D hereto and (B) if the aggregate principal amount of the Securities being transferred is less than U.S.$100,000 at the time of such transfer, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act.
     (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Securities, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Securities in an amount equal to the principal amount of the beneficial interest in the U.S. Global Securities to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.
     (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the circumstances contemplated by the fourth paragraph of Section 2.01 or paragraph (d)(7) or (e)(i)(x) of this Section 2.08 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.
     (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture. The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this

Indenture. In connection with any transfer of Securities to a Person that is not a QIB. each Holder agrees by its acceptance of the Securities to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.
          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
          SECTION 2.09. Replacement Securities. If a mutilated Security is surrendered to the Trustee or if the Holder claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of the second paragraph of Section 2.10 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Guarantor, the Trustee or any Agent from any loss that any of them may suffer if a Security is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Security. In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.
          Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.
          SECTION 2.10. Outstanding Securities. Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it. those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.
          If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof reasonably satisfactory to them that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.
          A Security does not cease to be outstanding because the Company or one of its Affiliates holds such Security, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder. Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.
          SECTION 2.11. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Securities, as evidenced by their execution of such temporary Securities. If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.
          SECTION 2.12. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment or cancellation and shall dispose of them in accordance with its normal procedure. The Company shall not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.
          SECTION 2.13. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP,” “CINS” or “ISIN” numbers (if then generally in use), and the Trustee shall use “CUSIP” numbers, “CINS” or “ISIN” numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in “CUSIP.” “CINS” or “ISIN” numbers for the Securities.
          SECTION 2.14. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) interest on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.
          SECTION 2.15. Issuance of Additional Securities. The Company may, subject to Article Four of this Indenture, issue additional Securities under this Indenture. The Securities issued on the Closing Date and any additional Securities subsequently issued shall be treated as a single class for all purposes under this Indenture.
ARTICLE THREE
REDEMPTION
          SECTION 3.01. Mandatory Redemption. In the event that the Acquisition is not consummated on or prior to July 31, 1997, in the Company shall redeem the Securities on August 7, 1997 in whole, on not less than six days’ prior notice mailed by first-class mail to such Holder’s last address as it appears on the Security Register, at a Redemption Price equal to 101% of the principal amount of the Securities, plus accrued and unpaid interest to the Redemption Date. If the Trustee has not received the Escrow Agreement Officers’ Certificate on or prior to July 31, 1997, the Trustee will mail by first-class mail to each

Holder’s last address as it appears in the Security Register a written notice that the Securities will be redeemed on the Redemption Date specified above.
          SECTION 3.02. Redemption for Changes in Withholding Taxes. The Securities will also be subject to redemption, in whole or in pan, at the option of the Company at any time at 100% of their principal amount together with accrued interest thereon, if any, to the Redemption Date, in the event the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts in excess of those attributable to a withholding tax rate of 4.9% as a result of a change in or amendment to the laws (including any regulations or general rules promulgated thereunder) of Mexico (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application, administration or interpretation of such laws, regulations or general rules, including a holding of a court of competent jurisdiction, which change or amendment is announced or becomes effective on or after June 11, 1997. The Company shall not, however, have the right to redeem Securities from a Holder pursuant to this Section except to the extent that it is obligated to pay Additional Amounts to such Holder that are greater than the Additional Amounts that would be payable based on a Mexican withholding tax rate of 4.9%.
          SECTION 3.03. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.01 or Section 3.02, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed.
          The Company shall give each notice provided for in this Section 3.03 in an Officers’ Certificate at least 60 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).
          SECTION 3.04. Selection of Securities to Be Redeemed. If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed in compliance with the requirements, as certified to it by the Company, of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, by lot or such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Securities of U.S.$1.000 in principal amount or less shall be redeemed in part.
          The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. Securities in denominations of U.S.$1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to U.S.$1,000 in principal amount or any integral multiple thereof) of Securities that have denominations larger than U.S.$1.000 in principal amount. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Securities or portions of Securities to be called for redemption.
          SECTION 3.05. Notice of Redemption. With respect to any redemption of Securities pursuant to Section 3.02, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed. With respect to any redemption of Securities pursuant to Section 3.01, on not less that six days’ notice before the Redemption Date therefor, the Trustee shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed.
          The notice shall identify the Securities to be redeemed and shall state:
     (i) the Redemption Date:
     (ii) the Redemption Price;
     (iii) the name and address of the Paying Agent;
     (iv) that Securities called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;
     (v) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Securities to the Paying Agent:
     (vi) that, if any Security is being redeemed in pan, the portion of the principal amount (equal to U.S.$1,000 in principal amount or any integral multiple thereof) of such Security to be redeemed and that, on and after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be reissued; and
     (vii) that, if any Security contains a CUSIP, CINS or ISIN number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP, ClNS or ISIN number either as printed on the Securities or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities.
          At the Company’s request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders),

made in writing to the Trustee at least 60 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers’ Certificate stating that such notice has been given.
          SECTION 3.06. Effect of Notice of Redemption. Once notice of redemption is mailed. Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Securities to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.
          Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Securities held by Holders to whom such notice was properly given.
          SECTION 3.07. Deposit of Redemption Price. At or prior to 12:00 noon on any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.
          SECTION 3.08. Payment of Securities Called for Redemption. If notice of redemption has been given in the manner provided above, the Securities or portion of Securities specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Securities at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Securities), such Securities shall cease to accrue interest. Upon surrender of any Security for redemption in accordance with a notice of redemption, such Security shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.
          SECTION 3.09. Securities Redeemed in Part. Upon surrender of any Security that is redeemed in part the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of such surrendered Security.

ARTICLE FOUR
COVENANTS
          SECTION 4.01. Payment of Securities. The Company shall pay the principal of premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent and conversion agent, if any, for the Securities.
          The Company shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Securities.
          SECTION 4.02. Maintenance of Office or Agency. Each of the Company and the Guarantor will maintain an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company or the Guarantor, as applicable, in respect of the Securities and this Indenture may be served. Each of the Company and the Guarantor will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company or the Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.
          Each of the Company and the Guarantor may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company or the Guarantor of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. Each of the Company and the Guarantor will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company and the Guarantor hereby initially designate the Corporate Trust Office of the Trustee, as such office of the Company and the Guarantor in accordance with Section 2.04.
          SECTION 4.03. Limitation on Indebtedness. (a) The Guarantor will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Securities, the Securities Guarantees, the Senior Discount Debentures (and the guarantee thereof) and Indebtedness existing on the Closing Date); provided that the Guarantor and the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than (x) if the Indebtedness is Incurred during the period beginning on the Closing Date and ending on the third anniversary thereof 2.25:1 and (y) if the Indebtedness is Incurred thereafter 2.5:1.
          Notwithstanding the foregoing, the Guarantor and any of its Restricted Subsidiaries (except as specified below) may Incur each and all of the following: (i) Indebtedness outstanding at any time (including, but not limited to Indebtedness under the Senior Secured Credit Facilities) in an aggregate principal amount not to exceed $475 million, less any amount of such Indebtedness permanently repaid as provided under Section 4.11; (ii) Indebtedness owed (A) to the Guarantor evidenced by an unsubordinated promissory note or (B) to any of its Restricted Subsidiaries; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Guarantor or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness issued in exchange for or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (i), (ii), (iv), (viii) or (x) of this paragraph), and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Securities or Indebtedness that is pari passu with, or subordinated in right of payment to the Securities or the Securities Guarantees shall only be permitted under this clause (iii) if (A) in case the Securities are refinanced in part or the Indebtedness to be refinanced is pari passu with the Securities or the Securities Guarantees, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to the remaining Securities or the Securities Guarantees, as the case may be (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Securities or the Securities Guarantees, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Securities or the Securities Guarantees, as the case may be, at least to the extent that the Indebtedness to be refinanced is subordinated to the Securities or the Securities Guarantees, as the case may be, and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company or the Guarantor be refinanced by means of any Indebtedness of any Restricted Subsidiary (other than the Company) pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect the Guarantor or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Guarantor or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Guarantor (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Guarantor for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Guarantor or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness of the Guarantor or the Company, to the extent the net proceeds thereof are promptly used to purchase Securities or Senior Discount Debentures tendered in an Offer to Purchase (which in the case of the Senior Discount Debentures shall be as defined in the Senior Discount Debenture Indenture) made as a result of a Change of Control; (vi) Indebtedness of the Guarantor or the Company to the extent the net proceeds thereof are promptly deposited to defease the Securities in accordance with Article Eight and the Senior Discount Debentures in accordance with Article Eight of the Senior Discount Debenture Indenture; (vii) Guarantees of (A) Indebtedness of the Guarantor or the Company by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.07 and (B) the Securities and the Senior Discount Debentures; (viii) Indebtedness of the Company and the Guarantor under Capitalized Leases in an amount not to exceed at any one time outstanding the greater of $75 million or 15% of the Adjusted Consolidated Net Tangible Assets of the Guarantor; (ix) Indebtedness issued pursuant to the Capital Contribution Agreement (as in effect from time to time) that provides that there will be no payment of principal or interest thereon until the repayment in full, in cash, of the Securities; and (x) Indebtedness of the Guarantor or the Company not to exceed $50 million at any one time outstanding which may, but need not be, Incurred under the Senior Secured Credit Facilities.
          (b) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Guarantor or a Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.
          (c) For purposes of determining any particular amount of Indebtedness under this Section 4.03, (1) Indebtedness Incurred under the Senior Secured Credit Facilities on or prior to the Acquisition Date shall be treated as Incurred pursuant to clause (i) of the second paragraph of this Section 4.03, (2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (3) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.09 shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in clause (1) of the preceding sentence), the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.
          SECTION 4.04. Limitation on Restricted Payments. Each of the Guarantor and the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries (other than the Company) held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders’ pro rata share of such Restricted Subsidiaries’ net income from the first day of the fiscal quarter beginning immediately following the Closing Date) held by Persons other than the Guarantor or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company, the Guarantor or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Guarantor (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company or the Guarantor, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company or the Guarantor that is subordinated in right of payment to the Securities or to the Securities Guarantees, as the case may be or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment; (A) a Default or Event of Default shall have occurred and be continuing, (B) the Guarantor could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03 or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors of the Guarantor, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Guarantor or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter beginning immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed or provided to the Trustee pursuant to Section 4.18 plus (2) the aggregate Net Cash Proceeds received by the Company or the Guarantor after the Acquisition Date from a capital contribution or the issuance and sale (other than pursuant to the Capital Contribution Agreement) permitted by this Indenture of Capital Stock of the Company or the Guarantor (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company or the Guarantor, including an issuance or sale permitted by this Indenture of Indebtedness of the Company or the Guarantor for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company or the Guarantor, or from the issuance to a Person who is not a Subsidiary of the Company or the Guarantor of any options, warrants or other rights to acquire Capital Stock of the Company or the Guarantor (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Securities) plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Guarantor or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.
          The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, retirement, defeasance or other acquisition for value of Indebtedness of the Company or the Guarantor that is subordinated in right of payment to the Securities or the Securities Guarantees, as the case may be, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of part (a) of Section 4.03; (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company or the Guarantor

(or options, warrants or other rights to acquire such Capital Stock) in exchange for or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (or options, warrants or other rights to acquire such Capital Stock) (other than Disqualified Stock) of the Company or the Guarantor (other than pursuant to the Capital Contribution Agreement); (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company or the Guarantor which is subordinated in right of payment to the Securities or the Securities Guarantees, as the case may be in exchange for, or out of the proceeds of, a substantially concurrent offering (other than pursuant to the Capital Contribution Agreement) of, shares of the Capital Stock (other than Disqualified Stock) of the Company or the Guarantor (or options, warrants or other rights to acquire such Capital Stock); (v) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company or the Guarantor; (vi) the declaration or payment of dividends on the Common Stock of the Guarantor or the Company following a Public Equity Offering of such Common Stock, of up to 6% per annum of the Net Cash Proceeds received by the Guarantor or the Company in such Public Equity Offering; (vii) Investments acquired as a capital contribution or in exchange for Capital Stock (other than Disqualified Stock) of the Guarantor or the Company; (viii) (A) the repurchase by the Guarantor or the Company of Capital Stock of the Company from Mexico if after giving effect to such repurchase and any Indebtedness Incurred to fund such repurchase the Interest Coverage Ratio would be greater than 4.0:1 and (B) the repurchase of Capital Stock of the Guarantor or the Company from Mexico, to the extent that the consideration paid to Mexico does not exceed the amount of value added taxes refunded to the Company or the Guarantor as a result of matters pending on the Closing Date with respect to such value added taxes and (C) the declaration and payment of dividends in order to effect subclauses (A) or (B) of this clause (viii); and (ix) the declaration and payment of dividends to the Guarantor in an amount not to exceed the Guarantor’s operating expenses, corporate overhead costs and expenses and taxes; provided that the amount so dividended is actually used for such purpose; and the declaration and payment of pro rata dividends or distributions on Common Stock of the Company held by minority stockholders paid in connection with dividends to the Guarantor permitted by this clause (ix), provided that such dividends do not in the aggregate exceed the minority stockholders’ pro rata share of the Company’s net income from the first day of the fiscal quarter beginning immediately following the Closing Date, provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth herein.
          Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof, an Investment referred to in clause (vii) thereof, a repurchase of Capital Stock referred to in clause

(viii) (B) thereof and the dividends referred to in clauses (viii) and (ix) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) and (iv), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.04 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company or the Guarantor are used for the redemption, repurchase or other acquisition of Securities or Indebtedness that is pari passu with the Securities, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section 4.04 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.
          SECTION 4.05. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Guarantor will not, and will not permit any Restricted Subsidiary (other than the Company) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary (other than the Company) to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Guarantor or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Guarantor or any other Restricted Subsidiary, (iii) make loans or advances to the Guarantor or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Guarantor or any other Restricted Subsidiary.
          The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Acquisition Date in the Senior Secured Credit Facilities, this Indenture, the Senior Discount Debenture Indenture or any other agreements (including the Concession Title) in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Guarantor or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this Section 4.05, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Guarantor or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Guarantor or any Restricted Subsidiary in any manner material to the Guarantor or any

Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or (vi) for the benefit of any holder of a Lien permitted under Section 4.09. Nothing contained in this Section 4.05 shall prevent the Guarantor or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.09 or (2) restricting the sale or other disposition of property or assets of the Guarantor or any of its Restricted Subsidiaries that secure Indebtedness of the Guarantor or any of its Restricted Subsidiaries.
          SECTION 4.06. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Guarantor will not sell, and will not permit any Restricted Subsidiary (other than the Company), directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Guarantor or a Wholly Owned Restricted Subsidiary, (ii) issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law, (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.04 if made on the date of such issuance or sale or (iv) issuances of Common Stock that has no preference with respect to dividends or upon liquidation, the Net Cash Proceeds of which are promptly applied as provided in clause (A) or (B) of the first paragraph of Section 4.11.
          SECTION 4.07. Limitation on Issuances of Guarantees by Restricted Subsidiaries. The Guarantor will not permit any Restricted Subsidiary (other than the Company), directly or indirectly, to Guarantee any Indebtedness of the Company or the Guarantor which is pari passu with or subordinate in right of payment to the Securities or the Securities Guarantees, respectively (“Guaranteed Indebtedness”), unless (i) such Restricted Subsidiary simultaneously executes and delivers supplemental indentures to this Indenture providing for Guarantees (a “Subsidiary Guarantee”) of payment of the Securities by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company, the Guarantor or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee until the Securities have been paid in full, in U.S. Dollars; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary (x) that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (y) of the Indebtedness Incurred under the Senior Secured Credit Facilities up to the amount of borrowings and commitments thereunder on the Acquisition Date and additional

Indebtedness Incurred under the Senior Secured Credit Facilities if such Indebtedness is then permitted to be Incurred under the second paragraph of clause (a) of Section 4.03. If the Guaranteed Indebtedness is (A) pari passu with the Securities or the Securities Guarantees, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to the Subsidiary Guarantee or (B) subordinated to the Securities or the Securities Guarantees, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantees at least to the extent that the Guaranteed Indebtedness is subordinated to the Securities or the Securities Guarantees, as the case may be.
          Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Guarantor, of all of the Guarantor’s and each Restricted Subsidiary’s Capital Stock in or all or substantially all the assets of such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.
          SECTION 4.08. Limitation on Transactions with Stockholders and Affiliates. The Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5 % or more of any class of Capital Stock of the Guarantor or the Company or with any Affiliate of the Guarantor or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Guarantor or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s length transaction with a Person that is not such a holder or an Affiliate.
          The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors. (B) for which the Guarantor or a Restricted Subsidiary delivers to the Trustee a written opinion of a United States nationally recognized investment banking firm (or their Mexican affiliate) stating that the transaction is fair to the Guarantor or such Restricted Subsidiary from a financial point of view or (C) involving consideration of $1 million or less; (ii) any transaction between the Guarantor and any of its Restricted Subsidiaries or between Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Guarantor or the Company who are not employees of the Guarantor or the Company; (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Guarantor and any Subsidiary of the Guarantor with which the Guarantor files a consolidated tax return or with which the Guarantor is part of a consolidated group for tax purposes: (v) contributions in cash to the common equity capital of the Guarantor or the Company by KCSI, TMM or Grupo Servia: (vi) any Restricted Payments not prohibited by Section 4.04; and (vii) any transaction between the Guarantor or any of its Subsidiaries and (A) TMM or any of its Affiliates or (B) KCSI or any of its Affiliates, in each case, relating to the provision of transportation or transportation related services approved in the manner provided in clause (i)(A) above. Notwithstanding the foregoing, any transaction covered by the first paragraph of this Section 4.08 and not covered by clauses (ii) through (vii) of this paragraph, (a) the aggregate amount of which exceeds U.S.$5 million in value, must be approved or determined to be fair in the manner provided for in clause (i) (A) or (B) above and (b) the aggregate amount of which exceeds U.S.$15 million in value, must be determined to be fair in the manner provided for in clause (i)(B) above; provided that such approval or determination of fairness shall not be required with respect to (a) payments under the Management Services Agreements as in effect on the Closing Date; (b) transactions with the Tex-Mex Railway; (c) transactions pursuant to the Capital Contribution Agreement as such agreement is in effect on the Acquisition Date; (d) transactions with Mexico and its Affiliates in the ordinary course of business, provided that Mexico and its Affiliates do not beneficially own stock of the Company or the Guarantor having voting power in excess of 10% of the total voting power of the Voting Stock of the Company or the Guarantor, as the case may be: or (e) any equipment lease with an Affiliate, provided that an Officer’s Certificate is furnished to the Trustee certifying that the terms of the equipment lease are no less favorable to the Company or the Guarantor than the terms offered by an unrelated parry.
          SECTION 4.09. Limitation on Liens. The Guarantor will not. and will not permit any Restricted Subsidiary to. create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or on any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Securities and Securities Guarantees (together with the Senior Discount Debentures and guarantees thereof) and all other amounts due under this Indenture to be directly secured equally and ratably with (or. if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Securities or the Securities Guarantees, prior to) the obligation or liability secured by such Lien.
          The foregoing limitation does not apply to (i) Liens existing on the Acquisition Date: (ii) Liens securing obligations under the Senior Secured Credit Facilities; (iii) Liens granted after the Closing Date on any assets or Capital Stock of the Guarantor, the Company or its Restricted Subsidiaries created in favor of the Holders or the holders of the Senior Discount Debentures; (iv) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Guarantor, the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Guarantor, the Company or such other Restricted Subsidiary; (v) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iii) of the second paragraph of Section 4.03; provided that such Liens do not extend to or cover any property or assets of the Guarantor or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (vi) Liens on any property or assets of a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary permitted under Section 4.03; or (vii) Permitted Liens.
          SECTION 4.10. Limitation on Sale-Leaseback Transactions. The Guarantor will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Guarantor or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Guarantor or such Restricted Subsidiary, as the case may be intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.
          The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period including renewal rights of not in excess of three years, (ii) the lease secures or relates to industrial revenue or pollution control bonds, (iii) the transaction is solely between the Guarantor and the Company or solely between the Guarantor or the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries or (iv) the Guarantor the Company or such Restricted Subsidiary, within twelve months after the sale or transfer of any assets or properties is completed applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of Section 4.11.
          SECTION 4.11. Limitation on Asset Sales. The Guarantor will not. and will not permit any Restricted Subsidiary to consummate any Asset Sale, unless (i) the consideration received by the Guarantor or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 80% of the consideration received (excluding any amount of Released Indebtedness) consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by the Guarantor or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Guarantor and its subsidiaries has been filed or provided to the Trustee pursuant to Section 4.18), then the Guarantor shall or shall cause the relevant Restricted Subsidiary to (i) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or the Guarantor or Indebtedness of any Restricted Subsidiary of the Guarantor, in each case owing to a Person other than the Guarantor or any of its Restricted Subsidiaries or (B) invest an equal amount or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of or the business of the Guarantor and its Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Section 4.11. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds.”
          If, as of the first day of any calendar month the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.11 totals at least $10 million the Company must commence not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis (and pro rata between the Holders of Securities and the holders of Senior Discount Debentures then outstanding) an aggregate principal amount of Securities equal to the Excess Proceeds on such date at a purchase price equal to 101% of the principal amount of the Securities plus accrued interest (if any) to the date of purchase.
          SECTION 4.12. Repurchase of Securities upon a Change of Control. The Company must commence within 30 days of the occurrence of a Change of Control and consummate an Offer to Purchase for all Securities then outstanding at a purchase price equal to 101% of the principal amount plus interest (if any) to the date of purchase.
          SECTION 4.13. Existence. Subject to Articles Four and Five of this Indenture each of the Company and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of us Restricted Subsidiaries in accordance with the respective organizational documents of the Company the Guarantor and each such Subsidiary and the rights (whether pursuant to charter partnership certificate agreement statute or otherwise), material licenses and franchises of the Company the Guarantor and each such Subsidiary; provided that the Company and the Guarantor shall not be required to preserve any such right license or franchise or the existence of any Restricted Subsidiary (other than the Company and the Guarantor) if (a) the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company the Guarantor and its Restricted Subsidiaries taken as a whole or (b) the failure to maintain or preserve any such right license or franchise does not have a material adverse effect on the Company the Guarantor and its Restricted Subsidiaries taken as a whole. In addition, each of the Company and the Guarantor as applicable agrees to take such actions within a reasonable time after the Closing Date (and in any event prior to any proceeding initiated regarding the dissolution of the Company or the Guarantor), as may be necessary to ensure that it shall be in good standing under the laws of the jurisdiction of its incorporation, provided that neither the Company nor the Guarantor will be required to take such actions if the failure to be in good standing would not have a material adverse effect on the Guarantor and its Restricted Subsidiaries taken as a whole.
          SECTION 4.14. Payment of Taxes and Other Claims. The Guarantor will pay or discharge and shall cause each of its Subsidiaries to pay or discharge or cause to be paid or discharged before the same shall become delinquent (i) all material taxes assessments and governmental charges levied or imposed upon (a) the Guarantor or any such Subsidiary (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Guarantor or any such Subsidiary and (ii) all material lawful claims for labor materials and supplies that if unpaid might by law become a lien upon the property of the Guarantor or any such Subsidiary; provided that the Guarantor shall not be required to pay or discharge or cause to be paid or discharged any such tax assessment charge or claim the amount applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established and so long as the non-payment of or failure to discharge any such tax assessment charge or claim would not have a material adverse effect on the Guarantor and its Restricted Subsidiaries taken as a whole.
          SECTION 4.15. Maintenance of Properties and Insurance. The Guarantor will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs renewals replacements, betterments and improvements thereof all as in the judgment of the Guarantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.15 shall prevent the Guarantor or any such Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is in the judgment of the Guarantor, desirable in the conduct of the business of the Guarantor or such Subsidiary or would not have a material adverse effect on the Guarantor and its Restricted Subsidiaries, taken as a whole.
          The Guarantor will provide or cause to be provided, for itself and its Restricted Subsidiaries, reasonably adequate insurance (including appropriate self-insurance) with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses similarly situated and owning like properties, of such types and in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Guarantor or such Restricted Subsidiary, as the case may be, is then conducting business, except to the extent that failure to carry or maintain any such insurance would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business or operations of the Guarantor and its subsidiaries, taken as a whole.
          SECTION 4.16. Notice of Defaults. In the event that the Company becomes aware of any Default or Event of Default, the Company, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.
          SECTION 4.17. Compliance Certificates. (a) Each of the Company and the Guarantor shall deliver to the Trustee, within 90 days after the end of the Company’s and the Guarantor’s fiscal year, an Officers’ Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. Such certificates shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company and the Guarantor, as applicable, that a review has been conducted of the activities of the Company and the Guarantor, as applicable, and the Restricted Subsidiaries and the Company’s and the Guarantor’s performance under this Indenture and that, to their knowledge, the Company and the Guarantor have complied with all conditions and covenants under this Indenture. For purposes of this Section 4.17. such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If the Officers of the Company and the Guarantor signing such certificate do know of such a Default or Event of Default, the certificate shall describe the nature of any such Default or Event of Default and its status.
          (b) Each of the Company and the Guarantor shall deliver to the Trustee, within 90 days after the end of its fiscal year, a certificate signed by the Company’s and the Guarantor’s independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, (ii) that they have read the most recent Officers’ Certificate delivered to the Trustee pursuant to paragraph (a) of this Section 4.17 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that either the Company or the Guarantor was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.
          (c) Within 90 days of the end of the Company’s and the Guarantor’s fiscal year, each of the Company and the Guarantor shall deliver to the Trustee a list of all

Significant Subsidiaries. The Trustee shall have no duty with respect to any such list except to keep it on file and available for inspection by the Holders.
          SECTION 4.18. Commission Reports and Reports to Holders. At all times from and after the earlier of (i) the date of the commencement of an Exchange Offer or the effectiveness of the Shelf Registration Statement (the “Registration”) and (ii) December 15. 1997. in either case, whether or not the Company or the Guarantor is then required to file reports with the Commission, for so long as any Securities are outstanding, the Company and the Guarantor shall file with the Commission all such reports and other information as they would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act if they were subject thereto, unless the Commission does not permit such filings, in which case the Company and the Guarantor shall provide such reports and other information to the Trustee (within the same time periods that would be applicable if the Company and the Guarantor were required and permitted to file reports with the Commission) and instruct the Trustee to mail such reports and other information to Holders at their addresses set forth on the Security Register. The Company and the Guarantor shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. In addition, at all times prior to the earlier of the date of the Registration and December 15. 1997. the Company and the Guarantor shall, at their cost, deliver to each Holder, or supply to the Trustee for forwarding to each Holder, quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act. In addition, at all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the Securities designated by a Holder, the Company and the Guarantor shall supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act.
          SECTION 4.19. Waiver of Stay, Extension or Usury Laws. Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor as applicable from paying all or any portion of the principal of premium if any or interest on the Securities as contemplated herein wherever enacted now or at any time hereafter in force or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantor expressly waives all benefit or advantage of any such law and covenants that it will not hinder delay or impede the execution of any power herein granted to the Trustee but will suffer and permit the execution of every such power as though no such law had been enacted.
          SECTION 4.20. Additional Amounts. Any and all payments made by the Company and the Guarantor to the Holders under or with respect to the Securities or the

Securities Guarantee, as the case may be, will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including any interest or penalties with respect thereto) imposed or levied by or on behalf of Mexico or any political subdivision thereof or by any authority or agency therein or thereof having power to tax (hereinafter “Mexican Withholding Taxes”), unless the withholding or deduction of such Mexican Withholding Taxes is required by law or by the interpretation or administration thereof. In the event any Mexican Withholding Taxes are required to be so withheld or deducted, the Company or the Guarantor, as the case may be, will (i) pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holders of such amounts as would have been received by them had no such withholding or deduction been required, (ii) deduct or withhold such Mexican Withholding Taxes and (iii) remit the full amount so deducted or withheld to the relevant taxing or other authority. Notwithstanding the foregoing, no such Additional Amounts shall be payable for or on account of:
     (a) any Mexican Withholding Taxes which would not have been imposed or levied on a Holder but for the existence of any present or former connection between the Holder or beneficial owner of the Security and Mexico or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder or beneficial owner (i) being or having been a citizen or resident thereof, (ii) maintaining or having maintained an office, permanent establishment, fixed base or branch therein, or (iii) being or having been present or engaged in trade or business therein, except for a connection solely arising from the mere ownership of, or receipt of payment under, such Security or Securities Guarantee or the exercise of rights under such Security or Securities Guarantee or this Indenture:
     (b) except as otherwise provided, any estate, inheritance, gift, sales, transfer, or personal property or similar tax, assessment or other governmental charge:
     (c) any Mexican Withholding Taxes that are imposed or levied by reason of the failure by the Holder or beneficial owner of such Security to comply with any certification, identification, information, documentation, declaration or other reporting requirement which is required or imposed by a statute, treaty, regulation, general rule or administrative practice as a precondition to exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Mexican Withholding Taxes: provided that at least 60 days prior to (i) the first payment date with respect to which the Company or the Guarantor shall apply this clause (c) and, (ii) in the event of a change in such certification, identification, information, documentation, declaration or other reporting requirement, the first payment date subsequent to such change, the Company or the Guarantor, as the case may be, shall have notified the Trustee, in writing, that the Holders or beneficial owners of the Securities will be required to provide such certification, identification, information or documentation, declaration or other reporting;
     (d) any Mexican Withholding Taxes that are imposed or levied by reason of the failure by the Holder or beneficial owner of such Security to timely comply (subject to the conditions set forth below) with a written request by or on behalf of the Company or the Guarantor, as the case may be, to provide information, documentation or other evidence concerning the nationality, residence, identity, or registration with the Ministry of Finance and Public Credit of the Holder or beneficial owner of such Security that is necessary from time to time to determine the appropriate rate of deduction or withholding of Mexican Withholding Taxes applicable to such Holder or beneficial owner; provided that at least 60 days prior to the first payment date with respect to which the Company or the Guarantor shall apply this clause (d), the Company or the Guarantor, as the case may be, shall have notified the Trustee, in writing, that such Holders or beneficial owners of the Securities will be required to provide such information, documentation or other evidence;
     (e) the presentation of such Security (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the Holder or the beneficial owner of such Security would have been entitled to Additional Amounts in respect of such Mexican Withholding Taxes on presenting such Security for payment on any date during such 30-day period;
     (f) any Mexican Withholding Taxes that are payable only by other than withholding or deduction: or
     (g) any combination of item (a), (b), (c), (d), (e), or (f) above.
          Notwithstanding the foregoing, the limitations on the Company’s and the Guarantor’s obligation to pay Additional Amounts set forth in clauses (c) and (d) above shall not apply if the provision of the certification, identification, information, documentation, declaration or other evidence described in such, clauses (c) and (d) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Security (taking into account any relevant differences between United States and Mexican law, regulation or administrative practice) than comparable information or other applicable reporting requirements imposed or provided for under United States federal income tax law (including the United States-Mexico Income Tax Treaty), regulation (including proposed regulations) and administrative practice. In addition, the limitations on the Company’s and the Guarantor’s obligation to pay Additional Amounts set forth in clauses

(c) and (d) above shall not apply if Rule 3.32.11 published in the Official Gazette of the Federation of Mexico (Diario Oficial de la Federation) on March 21, 1997 or a substantially similar successor of such rule is in effect unless (i) the provision of the certification identification information or other reporting requirements described in clauses (c) and (d) is expressly required by statute regulation ruling or general rules or administrative practice in order to apply Rule 3.32.11 (or a substantially similar successor of such rule) the Company or the Guarantor cannot obtain such certification identification information documentation declaration or other evidence or satisfy any other reporting requirements on its own through reasonable diligence and the Company or the Guarantor otherwise would meet the requirements for application of Rule 3.32.11 (or such successor of such rule) or (ii) in the case of a Holder or beneficial owner of a Security that is a pension fund or other tax-exempt organization such Holder or beneficial owner would be subject to Mexican Withholding Taxes at a rate less than that provided by Rule 3.32.11 if the information documentation or other evidence required under clause (d) above were provided In addition clause (c) above shall not be construed to require that a non-Mexican pension or retirement fund a non-Mexican tax-exempt organization, a non-Mexican financial institution or any other Holder or beneficial owner of a Security register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican Withholding Taxes.
          The Company or the Guarantor, as the case may be will upon written request provide the Trustee the Holders and the Paying Agent with a duly certified or authenticated copy of an original receipt of the payment of Mexican Withholding Taxes which the Company or the Guarantor has withheld or deducted in respect of any payments made under or with respect to the Securities or the Securities Guarantee as the case may be.
          In the event that Additional Amounts actually paid with respect to any Securities are based on Mexican Withholding Taxes in excess of the appropriate Mexican Withholding Taxes applicable to the Holder or beneficial owner of such Securities and as a result thereof such Holder or beneficial owner is entitled to make a claim for a refund of such excess or credit such excess against Mexican taxes then to the extent it is able to do so without jeopardizing its entitlement to such refund or credit such Holder or beneficial owner shall by accepting the Securities be deemed to have assigned and transferred all right title and interest to any claim for a refund or credit of such excess to the Company. By making such assignment ami transfer the Holder or beneficial owner makes no representation or warranty that the Company will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto (including executing or delivering any documents and paying any costs or expenses of the Company relating to obtaining such refund). Nothing contained in this paragraph shall interfere with the right of each Holder or beneficial owner of a Security to arrange its tax affairs in whatever manner it thinks fit nor oblige any Holder or beneficial owner of a Security to claim any refund or credit or to disclose any information relating to its tax affairs or any computations in respect thereof or to do anything that would prejudice its ability to benefit from any other credits reliefs remissions or repayments to which it may be entitled.
          If the Company is obligated to pay Additional Amounts with respect to any payment under or with respect to the Securities (other than Additional Amounts payable on the date of this Indenture) the Company will upon written request deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts are payable and the amounts so payable.
          In addition, the Company will pay any stamp issue registration documentary or other similar taxes and other duties (including interest and penalties with respect thereto) imposed or levied by Mexico (or any political subdivision or taxing authority thereof or therein) in respect of the creation issue and offering of the Securities.
          SECTION 4.21. Comisión Nacional Bancaria Y de Valores. Promptly after the date of this Indenture, the Company will furnish to the Comisión Nacional Bancaria de Valores all information necessary to complete the registration of the Securities in the Special Section of the National Registry of Securities and Intermediaries.
ARTICLE FIVE
SUCCESSOR CORPORATION
          SECTION 5.01. When Company and Guarantor May Merge. Etc. Neither the Company nor the Guarantor will consolidate with merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to any Person or permit any Person to merge with or into the Company or the Guarantor (other than a merger, consolidation, sale, transfer or lease solely between the Guarantor and the Company) unless: (i) the Company or the Guarantor shall be the continuing Person, or the Person (if other than the Company or the Guarantor) formed by such consolidation or into which the Company or the Guarantor is merged or that acquired or leased such property and assets of the Company or the Guarantor shall be a corporation organized and validly existing under the laws of Mexico the United States of America or any jurisdiction of either such country and shall expressly assume by a supplemental indenture executed and delivered to the Trustee all of the obligations of the Company or the Guarantor as the case may be on all of the Securities or the Securities Guarantees as the case may be and under this Indenture: (ii) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing: (iii) immediately after giving effect to such transaction on a pro forma basis the Company or the Guarantor as the case may be or any Person becoming the successor obligor of the Securities or the Securities Guarantees as the case may be shall have a Consolidated Net Worth equal to or greater than the Consolidated

Net Worth of the Company or the Guarantor, as the case may be. immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis the Company or the Guarantor, as the case may be, or any Person becoming the successor obligor of the Securities or the Securities Guarantees, as the case may be. could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03; provided that this clause (iv) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person, the Company or the Guarantor) shall be issued or distributed to the stockholders of the Company or the Guarantor; and (v) the Company delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and (iv) above do not apply if. in the good faith determination of the Board of Directors of the Guarantor, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the jurisdiction of incorporation of the Company or the Guarantor or to incorporate the Company or the Guarantor under the laws of a state of the United States; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.
          SECTION 5.02. Successor Substituted. Upon any consolidation or merger or any sale, conveyance, transfer or other disposition of all or substantially all of the property and assets of the Company or the Guarantor in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company or the Guarantor is merged or to which such sale, conveyance, transfer or other disposition is made shall succeed to. and be substituted for. and may exercise every right and power of. the Company or the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor herein.
ARTICLE SIX
DEFAULT AND REMEDIES
     SECTION 6.01. Events of Default. An “Event of Default” shall occur with respect to the Securities if:
     (a) the Company or the Guarantor, as the case may be, defaults in the payment of principal of (or premium, if any. on) any Security when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise:

     (b) the Company or the Guarantor, as the case may be, defaults in the payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;
     (c) the Company or the Guarantor, as the case may be. defaults in the performance of or breaches the provisions of Article Five or fails to make or consummate an Offer to Purchase in accordance with Section 4.11 or Section 4.12;
     (d) the Company or the Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company or the Guarantor in this Indenture or under the Securities (other than a default specified in clause (a), (b) or (c) above), and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25 % or more in aggregate principal amount of the Securities;
     (e) there occurs with respect to any issue or issues of Indebtedness of the Company or the Guarantor or any of their Significant Subsidiaries having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created. (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;
     (f) the Escrow Agreement shall cease to be in full force and effect or enforceable in accordance with its terms except in accordance with its terms;
     (g) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles. self-insurance or retention as not so covered) shall be rendered against the Company, the Guarantor or any of their Significant Subsidiaries and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

     (h) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, the Guarantor or any of their Significant Subsidiaries in an involuntary case under any applicable bankruptcy, suspension of payments, insolvency or other similar law now or hereafter in effect. (B) appointment of a receiver, liquidator, assignee, sindico, custodian, trustee, sequestrator or similar official of the Company, the Guarantor or any of their Significant Subsidiaries or for all or substantially all of the property and assets of the Company, the Guarantor or any of their Significant Subsidiaries or (C) the winding up or liquidation of the affairs of the Company, the Guarantor or any of their Significant Subsidiaries and in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;
     (i) the Company, the Guarantor or any of their Significant Subsidiaries (A) commences a voluntary case under any applicable bankruptcy, suspension of payments, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law. (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, sindico, custodian, trustee, sequestrator or similar official of the Company, the Guarantor or any of their Significant Subsidiaries or for all or substantially all of the property and assets of the Company, the Guarantor or any of their Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors; or
     (j) (A) the Concession Title shall cease to grant to the Company the rights (including exclusive rights) originally provided therein and such cessation has had a material adverse effect on the Guarantor and its Restricted Subsidiaries taken as a whole; (B) (x) the Concession Title shall for any reason be terminated and not reinstated within 30 days or (y) rights provided therein which were originally exclusive to the Company shall become non-exclusive and the cessation of such exclusivity has had a material adverse effect on the Guarantor and its Restricted Subsidiaries, taken as a whole; or (C) the operations of the Northeast Rail Lines shall be commandeered or repossessed (a requisa) for a period of 90 days or more.
          SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (f), (h), (i) or (j) (B)(x) above that occurs with respect to the Company or the Guarantor) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may and the Trustee at the request of such Holders shall declare the principal of premium, if any, and accrued interest on the Securities to be immediately due and payable. Upon a declaration of acceleration, such principal of premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company, the Guarantor or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (f), (h), (i) or (j)(B)(x) above occurs with respect to the Company or the Guarantor, the principal of, premium, if any. and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Securities, by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of. premium, if any. and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
          SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.
          SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9 02 the Holders of at least a majority in principal amount of the outstanding Securities, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of premium, if any, or interest on any Security as specified in clause (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
          SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee: provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction: and provided further that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Securities pursuant to this Section 6.05.
          SECTION 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default;
     (ii) the Holders of at least 25% in aggregate principal amount of outstanding Securities shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;
     (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities have not given the Trustee a direction that is inconsistent with such written request.
          For purposes of Section 6.05 of this Indenture and this Section 6.06. the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Securities have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Securities or otherwise under the law.
          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.
          SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of premium, if any. or interest on such Holder’s Security on or after the respective due dates expressed on such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Securities for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and. to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Securities or upon any such claims and to distribute the same, and any custodian, receiver, assignee, sindico, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and. in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to. or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
          SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:
     First: to the Trustee for all amounts due under Section 7.07;
     Second: to Holders for amounts then due and unpaid for principal of. premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

     Third: to the Company or any other obligors of the Securities. as their interests may appear, or as a court of competent jurisdiction may direct.
          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any parry litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any parry litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the parry litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 of this Indenture, or a suit by Holders of more than 10% in principal amount of the outstanding Securities.
          SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Guarantor, the Trustee and the Holders shall continue as though no such proceeding had been instituted.
          SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.09. no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law. be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder. or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE SEVEN
TRUSTEE
          SECTION 7.01. General. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.
          SECTION 7.02. Certain Rights of Trustee. Subject to TIA Sections 315(a) through (d):
     (i) the Trustee may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document;
     (ii) before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 11.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;
     (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care;
     (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;
     (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the written direction of the Holders of a majority in principal amount of the outstanding Securities relating to the time.

method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
     (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder. the Trustee (unless other evidence be herein specifically prescribed) may. in the absence of bad faith on its part, rely upon an Officers’ Certificate;
     (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney;
     (viii) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it thereunder in good faith and in reliance thereon; and
     (ix) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.
          SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.
          SECTION 7.04. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Securities, (ii) shall not he accountable for the Company’s use or application of the proceeds from the Securities and (iii) shall not be responsible for any statement in the Securities other than its certificate of authentication.

          SECTION 7.05. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any. or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.
          SECTION 7.06. Reports bv Trustee to Holders. Within 60 days after each June 15, beginning with June 15, 1998, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such June 15, if required by TIA Section 313(a).
          SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee and any Paying Agent such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee and any Paying Agent shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and any Paying Agent upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Trustee and any Paying Agent. Such expenses shall include the reasonable compensation and expenses of the Trustee’s or Paying Agent’s agents and counsel.
          The Company shall indemnify the Trustee, its agents and officers, and any Paying Agent against any and all losses, liabilities, obligations, damages, penalties. judgments, actions, suits, proceedings, reasonable costs and expenses (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Trustee, its agents and officers, or any Paying Agent arising out of or in connection with the acceptance or administration of its duties under this Indenture; provided, however, that the Company need not reimburse any expense or indemnify against any loss, obligation, damage, penalty, judgment, action, suit, proceeding, reasonable cost or expense (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Trustee or any Paying Agent in connection with any investigative, administrative or judicial proceeding (whether or not such indemnified party is designated a party to such proceeding) in which it is determined that the Trustee, its agents and officers, or any Paying Agent acted with negligence, bad faith or willful misconduct. The Trustee or any Paying Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or any Paying Agent to so notify the Company shall not relieve the Company of its obligations hereunder. unless the Company is materially prejudiced thereby. The Company shall defend the claim and the Trustee or any Paying Agent shall cooperate in the defense.

Unless otherwise set forth herein, the Trustee or any Paying Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
          To secure the Company’s payment obligations in this Section 7.07. the Trustee and any Paying Agent shall have a lien prior to the Securities on all money or property held or collected by the Trustee or any Paying Agent, in its capacity as Trustee or Paying Agent, except money or property held by the Trustee pursuant to the Escrow Agreement and money or property held in trust by the Trustee or any Paying Agent to pay principal of, premium, if any, and interest on particular Securities.
          If the Trustee or Paying Agent incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of Section 6.01. the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.
          The provisions of this Section 7.07 shall survive the termination of this Indenture and the resignation or removal of the Trustee.
          SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
          The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may at any time remove the Trustee by Company Order given at least 30 days prior to the date of the proposed removal.
          If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07. (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.
          If the Trustee is no longer eligible under Section 7.10. any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
          Notwithstanding replacement of the Trustee pursuant to this Section 7.08. the Company’s obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.
          SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.
          SECTION 7.10. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(l). The Trustee shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.
          SECTION 7.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight and Article Twelve of this Indenture.
          SECTION 7.12. Withholding Taxes. The Trustee, as agent for the Company, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Securities any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Securities, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders of the Securities, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.
ARTICLE EIGHT
DISCHARGE OF INDENTURE; DEFEASANCE
          SECTION 8.01. Termination of Company’s and Guarantor’s Obligations. Except as otherwise provided in this Section 8.01. the Company and the Guarantor may terminate its obligations under the Securities and this Indenture if:
     (i) all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities that have been replaced or Securities that are paid pursuant to Section 4.01 or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or
     (ii) (A) all Securities not theretofore delivered to the Trustee have become due and payable, mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption. (B) the Company or the Guarantor irrevocably deposits or causes to be deposited in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or Government Securities sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if any, and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) the Company or the Guarantor has paid all other sums payable by it hereunder, and (D) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating (and such statements shall be true) that (1) all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with and (2) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument (which, in the case of the Opinion of Counsel, would be any other material agreement or instrument known to such counsel after due inquiry) to which each of the Company and the Guarantor is a party or by which it is bound.
          With respect to the foregoing clause (i), the Company’s obligations under Section 7.07 shall survive. With respect to the foregoing clause (ii), the Company’s obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Securities are no longer outstanding. Thereafter, only the Company’s obligations in Sections 7.07. 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations, as the case may be, under the Securities and this Indenture, and the Guarantor’s obligations under the Securities Guarantee and this Indenture, except for those surviving obligations specified above.
          SECTION 8.02. Defeasance and Discharge of Indenture. The Company and the Guarantor will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities and the Guarantee on the 123rd day after the date of the deposit referred to in clause (A) of this Section 8.02 if:
     (A) with reference to this Section 8.02, the Company or the Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 of this Indenture) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance reasonably satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to the benefit of the Holders, in and to (1) money in an amount. (2) Government Securities that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect-thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Securities at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed by the Company to apply such money or the proceeds of such Government Securities to the payment of such principal, premium, if any, and interest with respect to the Securities;

     (B) such deposit will not result in a breach or violation of. or constitute a default under, this Indenture or any other agreement or instrument to which the Company, the Guarantor or any of their Subsidiaries is a party or by which the Company, the Guarantor or any of their Subsidiaries is bound;
     (C) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit; and no Default or Event of Default shall occur during the period ending on the 123rd day after such date of deposit;
     (D) the Company shall have delivered to the Trustee (1) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.02 and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an Opinion of Counsel to the same effect as the ruling described in clause (1)(x) above accompanied by a ruling to that effect published by the Internal Revenue Service, unless such Opinion of Counsel states that there has been a change in the applicable United States federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required, (2) either (x) an Opinion of Counsel to the effect that, based upon Mexican tax law then in effect. Holders will not recognize income, gain or loss for Mexican federal income tax (including withholding tax) purposes as a result of the Company’s exercise of its option under this Section 8.02 and will be subject to Mexican federal income tax (including withholding tax) on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, or (y) a ruling directed to the Trustee received from the Mexican taxing authorities to the same effect as the Opinion of Counsel described in clause (2)(x) above, and (3) an Opinion of Counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (y) after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute;
     (E) if the Securities are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Securities to be delisted; and
     (F) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.
          Notwithstanding the foregoing, prior to the end of the 123-day period referred to in this Section 8.02, none of the Company’s obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day period with respect to this Section 8.02, the Company’s obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 shall survive until the Securities are no longer outstanding. Thereafter, only the Company’s obligations in Sections 7.07. 8.05 and 8.06 shall survive. If and when a ruling or an Opinion of Counsel referred to in clauses (D)(1) and (D)(2) of this Section 8.02 may be provided specifically without regard to, and not in reliance upon, the continuance of the Company’s obligations under Section 4.01, then the Company’s obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.
          After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Securities and this Indenture except for those surviving obligations in the immediately preceding paragraph.
          SECTION 8.03. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in clauses (iii) and (iv) of Section 5.01 and Sections 4.03 through 4.18, and clause (c) of Section 6.01 with respect to clauses (iii) and (iv) of Section 5.01, and clauses (d), (e) and (g) of Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Securities, if:
     (i) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to the benefit of the/Holders, in and to (A) money in an amount. (B) Government Securities that, through the payment of interest and principal in respect-thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state, local and foreign taxes or other charger and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Securities on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Securities to the payment of such principal, premium, if any, and interest with respect to the Securities:
     (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company, the Guarantor or any of their Subsidiaries is a party or by which the Company, the Guaranior or any of their Subsidiaries is bound;
     (iii) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit; and no Default or Event of Default shall occur during the period ending on the 123rd day after such date of deposit;
     (iv) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A)(x) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (y) after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, (B) the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and the defeasance of the obligations referred to in the first paragraph of this Section 8.03 and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (C) the Holders will not recognize income, gain or loss for Mexican federal income tax (including withholding tax) purposes as a result of such deposit and the defeasance of the obligations referred to in the first paragraph of this Section 8.03 and will be subject to Mexican federal income tax (including withholding tax) on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
     (v) if the Securities are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Securities to be delisted; and
     (vi) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.
          SECTION 8.04. Application of Trust Money. Subject to Section 8.06, the Trustee or Paying Agent shall hold in trust money or Government Securities deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from Government Securities in accordance with the Securities and this Indenture to the payment of principal of, premium, if any, and interest on the Securities; but such money need not be segregated from other funds except to the extent required by law.
          SECTION 8.05. Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers’ Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder’s address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company. Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.
          SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and the Guarantor’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE NINE
AMENDMENTS, SUPPLEMENTS AND WAIVERS
          SECTION 9.01. Without Consent of Holders. The Company and the Guarantor, when authorized by resolutions of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or the consent of any Holder:
     (1) to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect:
     (2) to comply with Article Five;
     (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;
     (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or
     (5) to make any change that does not materially and adversely affect the rights of any Holder.
     SECTION 9.02. With Consent of Holders. Subject to Sections 6.04 and 6.07 and without prior notice to the Holders, the Company and the Guarantor, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture, the Securities and the Escrow Agreement with the written consent of the Holders of a majority in principal amount of the Securities then outstanding, and the Holders of a majority in principal amount of the Securities then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture, the Securities and the Escrow Agreement.
     Notwithstanding the provisions of this Section 9.02. without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04. may not:
     (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or adversely affect any right of repayment at the option of any Holder of any Security, or change any place of payment where, or the currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);
     (ii) reduce the percentage in principal amount of outstanding Securities the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture;
     (iii) waive a Default in the payment of principal of, premium, if any. or interest on, any Security:
     (iv) release the Guarantor from its Securities Guarantee;
     (v) modify Section 4.20 in a manner adverse to the Holders;
     (vi) modify Article Twelve or the Escrow Agreement in a manner that adversely affects the rights of any Holder in any material respect; or
     (vii) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.
          It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not however, in any way impair or affect the validity of any such supplemental indenture or waiver.
          Notwithstanding the provisions of Section 9.01 and Section 9.02, no amendment or modification to the provisions of Article Eleven shall be effected, or be effective, without the prior written consent of all holders of Secured Obligations then outstanding.
          SECTION 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Securities.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.
          After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (vi) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (vi) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder.
          SECTION 9.04. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.
          SECTION 9.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.
ARTICLE TEN
GUARANTEE OF SECURITIES
          SECTION 10.01. Securities Guarantee. Subject to the provisions of this Article Ten, the Guarantor hereby fully, unconditionally and irrevocably guarantees to each Holder and to the Trustee for itself and on behalf of the Holders on an unsecured, unsubordinated basis: (i) the due and punctual payment of the principal of, premium, if any, on and interest on (and Additional Amounts with respect to) each Security, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on (and Additional Amounts with respect to) the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of such Security and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Security or the debt evidenced thereby and all demands whatsoever, and covenants that this Securities Guarantee will not be discharged as to any such Security except by payment in full of the principal thereof and interest thereon and as provided in Section 8.01 and Section 8.02 (subject to Section 8.06). The maturity of the obligations Guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Article Ten. In the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Article Ten. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article Six, the Trustee shall promptly make a demand for payment on the Securities under the Securities Guarantee provided for in this Article Ten.
          If the Trustee or any Holder is required by any court or otherwise to return to the Company or the Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or the Guarantor, any amount paid to the Trustee or such Holder in respect of a Security, this Securities Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Securities Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations Guaranteed hereby.
          Until such time as the Securities are fully and finally paid, including all interest, premium, principal and liquidated damages with respect thereto, the Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of its obligations under this Securities Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Company or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the principal of, premium, if any, and accrued interest on the Securities shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal of, premium, if any, and accrued interest on the Securities. The Guarantor acknowledges that it will receive direct and indirect benefits from the issuance of the Securities pursuant to this Indenture and that the waivers set forth in this Section 10.01 are knowingly made in contemplation of such benefits.
          The Securities Guarantee set forth in this Section 10.01 shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.
          SECTION 10.02. Obligations Unconditional. Subject to Section 10.05. nothing contained in this Article Ten or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Guarantor and the Holders, the obligation of the Guarantor, which is absolute and unconditional, upon failure by the Company, to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Guarantor, nor shall anything herein or therein prevent any Holder or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture.

          Without limiting the foregoing, nothing contained in this Article Ten will restrict the right of the Trustee or the Holders to take any action to declare the Securities Guarantee to be due and payable prior to the Stated Maturity of the Securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder.
          SECTION 10.03. Notice to Trustee. The Guarantor shall give prompt written notice to the Trustee of any fact known to the Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Securities Guarantee pursuant to the provisions of this Article Ten.
          SECTION 10.04. This Article Not to Prevent Events of Default. The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article will not be construed as preventing the occurrence of an Event of Default.
          SECTION 10.05. Net Worth Limitation. Notwithstanding any other provision of this Indenture or the Securities, the Securities Guarantee shall not be enforceable against the Guarantor in an amount in excess of the net worth of the Guarantor at the time that determination of such net worth is, under applicable law, relevant to the enforceability of the Securities Guarantee. Such net worth shall include any claim or future claim of the Guarantor against the Company for reimbursement and any claim against any grantor of a Guarantee for contribution.
ARTICLE ELEVEN
INTERCREDITOR PROVISIONS
          SECTION 11.01. General. In order to induce the Secured Creditors to extend credit to the Company and the other Credit Parties pursuant to the Secured Obligations, the Holders hereby acknowledge and agree, on behalf of themselves and all of their successors and assigns that the Secured Creditors shall have the benefit of the agreements contained in this Article Eleven. The provisions of this Article Eleven are made for the benefit of the Secured Creditors and may be enforced directly by them.
          SECTION 11.02. Concession Compensation. The Holders hereby agree for the benefit of the Secured Creditors, that if at any time and for any reason whatsoever, any Concession Compensation or proceeds thereof are received by any Credit Party or the Holders at a time when all Secured Obligations have not been repaid in full in cash or cash equivalents, such amounts shall be turned over by the Holders to the Secured Creditors until all Secured Obligations have been repaid in full in cash or cash equivalents in accordance with the requirements of the Senior Secured Credit Facilities or other relevant documentation.

          SECTION 11.03. Payment over of Distributions. If a distribution is made to any Holder that because of the provisions of this Article Eleven should not have been made to it, the Holder who receives such distribution shall hold it in trust for holders of the Secured Obligations and pay such distribution over to them directly or to their representative or representatives under the Senior Secured Credit Facilities as their interests appear.
          SECTION 11.04. Rights Not Impaired, Etc. This Article Eleven defines the relative rights of the Holders and the holders of Secured Obligations, Nothing in this Article shall:
     (1) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on (and Additional Amounts with respect to) the Securities in accordance with their terms and the terms of this Indenture;
     (2) impair, as between the Guarantor and the Holders, the obligation of the Guarantor, which is absolute and unconditional, to guarantee payment of principal of and interest on (and Additional Amounts with respect to) the Securities in accordance with their terms and the terms of this Indenture; or
     (3) prevent the Trustee or any Holder from exercising its available remedies upon the occurrence of an Event of Default, subject to the rights of holders of the Secured Obligations to receive distributions otherwise payable to Holders as and to the extent provided in this Article Eleven.
          No right of any of present or future holders of any Secured Obligations to enforce the provisions of this Article Eleven shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, any Credit Party, any other Subsidiary or Affiliate of the Company or by any noncompliance by the Company, any Credit Party or any other Subsidiary or Affiliate of the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.
          Without in any way limiting the generality of the foregoing paragraph, the holders of Secured Obligations may, at any time from time to time, without the consent of or notice to the Holders or any other holders of any other Indebtedness of the Company, any other Credit Party or other Subsidiary or Affiliate of the Company, without incurring responsibility to any of such parties and without impairing or releasing any of the provisions contained in this Article Eleven or the obligations hereunder of the Holders, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, or increase the amount (in compliance with the terms of this Indenture) of the Secured Obligations or any instrument evidencing the same or any agreement under which any Secured Obligation is outstanding: (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Secured Obligations or fail to perfect or delay the perfection of any such lien: (iii) release any person liable in any manner for the collection of Secured Obligations, or (iv) exercise or refrain from exercising any rights against the Company, any other Credit Party or any other Subsidiary or Affiliate of the Company or any other Person.
          Each Holder by his acceptance of any Security authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the agreements contained in this Article Eleven and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for any unpaid amounts with respect to his Securities in the form required in said proceeding and cause said claim to be approved.
          The failure to make a payment on or in respect of the Securities by reason of any provision in this Article Eleven shall not be construed as preventing the occurrence of an Event of Default. Nothing in this Article Eleven shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities.
ARTICLE TWELVE
SECURITY
          SECTION 12.01. Security. (a) On the Closing Date, each of the Company and the Guarantor shall (i) enter into the Escrow Agreement and comply with the terms and provisions thereof and (ii) cause the Collateral to be pledged to the Trustee for the benefit of the Holders. The Collateral shall be pledged by the Company to the Trustee for the benefit of the Holders pursuant to the Escrow Agreement.
          (b) Each Holder, by its acceptance of a Security, consents and agrees to the terms of the Escrow Agreement (including, without limitation, the provisions providing tor foreclosure and release of the Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Escrow Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Company will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow Agreement, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Escrow Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause to be taken, any and all actions reasonably required (and any action requested by the Trustee) to cause the Escrow Agreement to create and maintain, as security for the obligations of the Company and the Guarantor under this Indenture and the Securities, valid and enforceable first priority liens in and on all the Collateral, in favor of the Trustee, superior to and prior to the rights of third Persons and subject to no other Liens.
          (c) The release of any Collateral pursuant to the Escrow Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Escrow Agreement. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Lien and security interest of the Escrow Agreement (other than pursuant to Sections 7(a) and 7(b) thereof) and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Escrow Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company.
          (d) The Company shall cause TIA Section 314(b), relating to opinions of counsel regarding the Lien under the Escrow Agreement, to be complied with. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments.
          (e) The Trustee, in its sole discretion and without the consent of the Holders, may, and at the request of the Holders of at least 25% in aggregate principal amount of Securities then outstanding shall, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Escrow Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company thereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect it interests and the interests of the Holders in the Escrowed Funds (including power to institute and, maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

ARTICLE THIRTEEN
MISCELLANEOUS
          SECTION 13.01. Trust Indenture Act of 1939. Prior to the effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the T1A. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.
          SECTION 13.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:
if to the Company:
TFM, S.A. de C.V.
Génova 2-203
Colonia Juárez. Delegación Cuauhtémoc. C.P.
06600, México, D.F., México
Attention: Chief Financial Officer
if to the Guarantor:
Grupo Transportación Ferroviaria Mexicana. S.A. de C.V.
Génova 2-203
Colonia Juárez, Delegación Cuauhtémoc, C.P.
06600, México, D.F., México
Attention: Chief Financial Officer
if to the Trustee:
The Bank of New York
101 Barclay Street
New York, NY 10286
Attention: Corporate Trust Department
          The Company, the Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication to a Holder shall be deemed to have been given (i) upon the mailing by first class mail, postage prepaid, of such notices to Securityholders at their registered addresses as recorded in the Securities Register and (ii) for so long as the Securities are listed on the Luxembourg Stock Exchange, upon publication in a leading newspaper of general circulation in Luxembourg, in each case, not later than the latest date, and not earlier than the earliest date, prescribed in the Securities for the giving of such notice. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the- same time.
          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 13.02. it is duly given, whether or not the addressee receives it.
          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. All communication delivered to the Trustee shall be deemed effective when actually received by the Trustee.
          SECTION 13.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or the Guarantor to the Trustee to take or refrain from taking any action under this Indenture, the Company or the Guarantor, as applicable, shall furnish to the Trustee:
     (i) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any. provided for in this Indenture relating to the proposed action have been complied with: and
     (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.
          SECTION 13.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;
     (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with: and
     (iv) a statement as to whether or not. in the opinion of each such person, such condition or covenant has been complied with: provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
          SECTION 13.05. Meetings of Securityholders. A meeting of the Securityholders to consider matters affecting their interests may be called by the Trustee or the holders of at least 10% in aggregate principal amount of the applicable outstanding securities.
          SECTION 13.06. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.
          SECTION 13.07. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date. Stated Maturity or date of maturity of any Security shall not be a Business Day. then payment of principal of. premium, if any. or interest on such Security, as the case may be. need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Change of Control Payment Date. Excess Proceeds Payment Date, or Redemption Date, or at the Stated Maturity or date of maturity of such Security: provided that no interest shall accrue for the period from and after such Interest Payment Date. Change of Control Payment Date. Excess Proceeds Payment Date. Redemption Date. Stated Maturity or date of maturity, as the case may be.
          SECTION 13.08. Governing Law; Submission to Jurisdiction; Agent for Service. The Securities and this Indenture will be governed by the laws of the State of New York. Each of the panics hereto hereby submits to the jurisdiction of the U.S. federal and New York state courts located in the Borough of Manhattan. City and State of New York for purposes of all legal actions and proceedings instituted in connection with the Securities and this Indenture, and the Company and the Guarantor hereby waive any objection which they may now have or hereafter have to the laying of venue of any such action or proceeding and any right to which they may be entitled on account of place of residence or domicile. The Company and the Guarantor have appointed CT Corporation System. 1633 Broadway, New York. New York 10019 as the Company’s and the Guarantor’s authorized agent upon which process may be served in any such action.
          SECTION 13.09. Currency Indemnity. U.S. dollars are the sole currency of account and payment for all sums payable by the Company or the Guarantor under or in connection with the Securities, including damages. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or the Guarantor or otherwise) by any Holder in respect of any sum expressed to be due to it from the Company or the Guarantor shall only constitute a discharge to the Company or the Guarantor to the extent of the dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that dollar amount is less than the dollar amount expressed to be due to the recipient under any Security, the Company and the Guarantor shall indemnify the recipient against any loss sustained by it as a result. In any event, the Company and the Guarantor shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 13.09, it will be sufficient for the Holder to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Company’s and the Guarantor’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Security.
          SECTION 13.10. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
          SECTION 13.11. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor contained in this Indenture, or in any of the Securities, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company, the Guarantor or of any successor Person thereof, either directly or through the Company, the Guarantor or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.
          SECTION 13.12. Successors. All agreements of the Company and the Guarantor in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.
          SECTION 13.13. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          SECTION 13.14. Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 13.15. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

SIGNATURES
          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

TFM, S.A. de C.V.
By:	/s/ Jacinto Marina Cortes
	Name:	Jacinto Marina Cortes
	Title:	Alternate Director

By:	/s/ Joseph D. Monello
	Name:	Joseph D. Monello
	Title:	Director

GRUPO TRANSPORTACION FERROVIARIA MEXICANA, S.A. de C.V.
By:	/s/ Jacinto Marina Cortes
	Name:	Jacinto Marina Cortes
	Title:	Alternate Director

By:	/s/ Joseph D. Monello
	Name:	Joseph D. Monello
	Title:	Director

THE BANK OF NEW YORK, Trustee
By:
Name:
Title:

BANKERS TRUST LUXEMBOURG S.A.,
By:	/s/ Peter M. Lagatta
	Name:	PETER M. LAGATTA
	Title:	Assistant Treasurer

EXHIBIT A
[FACE OF SECURITY]
TFM, S.A. de C.V.
10¼% Senior Notes 2007
[CUSIP] [872402AA0] [CINS] [P91415AA0]
[ISIN] [US872402AA04]

No.	U.S. $
          TFM, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized under the laws of Mexico (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                     . or its registered assigns, the principal sum of                     ($___) on June 15, 2007.
          Interest Payment Dates: June 15 and December 15, commencing December 15, 1997.
          Regular Record Dates: June 1 and December 1.
          Grupo Transportación Ferroviaria Mexicana, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized under the laws of Mexico (the “Guarantor”, which term includes any successor under the Indenture hereinafter referred to), has fully, unconditionally and irrevocably guaranteed the payment of the principal of, premium, if any, and interest on (and any Additional Amounts with respect to) the Securities.
          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date:	TFM, S.A. de C.V.
By:
Name:
Title:

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)
This is one of the 10¼% Senior Notes due 2007 described in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee
By:
Authorized Signatory

[REVERSE SIDE OF SECURITY]
TFM, S.A. de C.V.
10¼% Senior Notes due 2007
1. Principal and Interest.
          The Company will pay the principal of this Security on June 15, 2007.
          The Company promises to pay interest on the principal amount of this Security on each Interest Payment Date, as set forth below, at the rate per annum shown above.
          Interest will be payable semiannually (to the holders of record of the Securities at the close of business on the June 1 or December 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing December 1, 1997.
          [If an exchange offer (the “Exchange Offer”) registered under the Securities Act is not consummated, and a shelf registration statement (the “Shelf Registration Statement”) under the Securities Act with respect to resales of the Securities is not declared effective by the Commission, on or before December 15, 1997 in accordance with the terms of the Registration Rights Agreement dated June 16, 1997 among the Company, the Guarantor and Morgan Stanley & Co. Incorporated, First Union Capital Markets Corp. and Société Générate Securities Corporation, the annual interest rate borne by the Securities will be increased by 0.5% from the rate shown above accruing, from December 15, 1997, payable in cash semiannually, in arrears, on each Interest Payment Date, commencing June 15, 1998 until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective. The Holder of this Security is entitled to the benefits of such Registration Rights Agreement.]*
          Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 16, 1997; provided that, if there is no existing default in the payment of interest and this Security is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360 day year of twelve 30-day months.

*	Only for Securities not registered under the U.S. Securities Act.

          The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2% in excess of the rate otherwise payable.
2. Method of Payment.
          The Company will pay principal as provided above and interest (except defaulted interest) on the principal amount of the Securities as provided above on each June 15 and December 15 to the persons who are Holders (as reflected in the Security Register at the close of business on such June 1 and December 1 immediately preceding the Interest Payment Date), in each case, even if the Security is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will not make payment to the Holder unless this Security is surrendered to a Paying Agent.
          The Company will pay principal, premium, if any, and, as provided above, interest (and Additional Amounts, if any) in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder’s registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.
3. Paying Agent and Registrar.
          Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent. Registrar or co-Registrar.
4. Indenture; Limitations.
          The Company issued the Securities under an Indenture dated as of June 16, 1997 (the “Indenture”), among the Company, the Guarantor and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

          The Securities are general unsecured obligations of the Company. The Indenture limits the original aggregate principal amount of the Securities to U.S. $150,000,000 plus any Exchange Securities that may be issued in exchange for Securities pursuant to the Registration Rights Agreement.
5. Redemption for Changes in Withholding Taxes.
          The Securities will be subject to redemption, in whole or in part, at the option of the Company at any time at 100% of their principal amount together with accrued interest thereon, if any, to the Redemption Date, in the event the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts in excess of those attributable to a withholding tax rate of 4.99c as a result of a change in or amendment to the laws (including any regulations or general rules promulgated thereunder) of Mexico (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application, administration or interpretation of such laws, regulations or general rules, including a holding of a court of competent jurisdiction, which change or amendment is announced or becomes effective on or after June 11, 1997. The Company shall not, however, have the right to redeem Securities from a Holder pursuant to this Section except to the extent that it is obligated to pay Additional Amounts to such Holder that are greater than the Additional Amounts that would be payable based on a Mexican Withholding Tax rate of 4.9%.
          In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not listed on a national securities exchange, by lot or by such other method as such Trustee in its sole discretion shall deem to be fair and appropriate: provided that no Security of U.S.$1,000 in principal amount or less shall be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security.
6. Special Redemption.
          In the event that the Acquisition is not consummated on or prior to July 31, 1997, the Company shall redeem the Securities on August 7, 1997 in whole, on not less than six days’ prior notice mailed by first-class mail to such Holder’s last address as it appears on the Security Register, at a Redemption Price equal to 101 % of the principal amount of the Securities, plus accrued and unpaid interest to the Redemption Date. If the Trustee has not received the Escrow Agreement Officer’s Certificate on or prior to July 31, 1997, the Trustee will mail by first-class mail to each Holder’s last address as it appears in the Security Register a written notice that the Securities will be redeemed on the Redemption Date specified above.
7. Notice of Redemption.
          Notice of any redemption pursuant to Section 5 hereof will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his or her last address as it appears in the Security Register. Notice of any redemption pursuant to Section 6 hereof will be mailed at least six days before the Redemption Date to each Holder of Securities to be redeemed at his or her last address as it appears in the Security Register. Securities in original denominations larger than U.S.$1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue and the principal amount shall remain constant (using the principal amount as of the Redemption Date) on Securities or portions of Securities called for redemption, unless the Company defaults in the payment of the Redemption Price.
8. Repurchase upon Change of Control.
          Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Securities by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof on the date of repurchase plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”).
          A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Security Register. Securities in original denominations larger than U.S.$1.000 may be sold to the Company in part. On and after the Change of Control Payment Date, interest ceases to accrue and the principal amount shall remain constant (using the principal amount as of the Change of Control Payment Date) on Securities or portions of Securities surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.
9. Denominations; Transfer; Exchange.
          The Securities are in registered form without coupons in denominations of U.S. $1.000 of principal amount and multiples of U.S.$1.000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption. Also, it need not register the transfer or exchange of any Securities for a period of 15 days before a selection of Securities to be redeemed is made.

10. Persons Deemed Owners.
          A Holder shall be treated as the owner of a Security for all purposes.
11. Unclaimed Money.
          If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.
12. Discharge Prior to Redemption or Maturity.
          The Company’s and the Guarantor’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of U.S. Dollars or Government Securities sufficient to pay when due principal of and interest on the Securities to maturity or redemption, as the case may be.
13. Amendment; Supplement; Waiver.
          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.
14. Restrictive Covenants.
          The Indenture imposes certain limitations on the ability of the Company, the Guarantor and its Restricted Subsidiaries, among other things, to Incur Additional Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, enter into sale-leaseback transactions, engage in transactions with Affiliates or, with respect to the Company and the Guarantor, merge, consolidate or transfer substantially all of their assets. Within 90 days after the end of each fiscal year, the Company and the Guarantor must report to the Trustee on compliance with such limitations.

15. Successor Persons.
          When a successor person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor person will be released from those obligations.
16. Defaults and Remedies.
          The following events constitute “Events of Default” under the Indenture: (a) default in the payment of principal of (or premium, if any, on) any Security when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise: (b) default in the payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days; (c) the Company, or the Guarantor as the case may be, defaults in the performance of or breaches the provisions of Article Five of the Indenture or fails to make or consummate an Offer to Purchase in accordance with Section 4.11 or Section 4.12 of the Indenture: (d) the Company or the Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company or the Guarantor in the Indenture or under this Security (other than a default specified in clause (a), (b) or (c) above), and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities: (e) there occurs with respect to any issue or issues of Indebtedness of the Company or the Guarantor or any of their Significant Subsidiaries having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) the Escrow Agreement shall cease to be in full force and effect or enforceable in accordance with its terms except in accordance with its terms; (g) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, the Guarantor or any of their Significant Subsidiaries and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect: (h) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, the Guarantor or any of their Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, the Guarantor or any of their Significant Subsidiaries or for all or substantially all of the property and assets of the Company, the Guarantor or any of their Significant Subsidiaries or (C) the winding up or liquidation of the affairs of the Company, the Guarantor or any of their Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; (i) the Company, the Guarantor or any of their Significant Subsidiaries (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, the Guarantor or any of their Significant Subsidiaries or for all or substantially all of the property and assets of the Company, the Guarantor or any of their Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors; or (j) (A) the Concession Title shall cease to grant to the Company the rights (including exclusive rights) originally provided therein and such cessation has had a material adverse effect on the Guarantor and its Restricted Subsidiaries taken as a whole; (B) (x) the Concession Title shall for any reason be terminated and not reinstated within 30 days or (y) rights provided therein which were originally exclusive to the Company shall become non-exclusive and the cessation of such exclusivity has had a material adverse effect on the Guarantor and its Restricted Subsidiaries, taken as a whole; or (C) the operations of the Northeast Rail Lines shall be commandeered or repossessed (a requisa) for a period of 90 days or more. If an Event of Default (other than an Event of Default specified in clause (f), (h), (i) or (j)(B)(x) above that occurs with respect to the Company or the Guarantor) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Securities to be immediately due and payable.
          If a bankruptcy or insolvency default with respect to the Company, the Guarantor or any of their Significant Subsidiaries occurs and is continuing, the Securities automatically become due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations. Holders of at least a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

17. Additional Amounts
          Any payments by the Company under or with respect to the Securities may require the payment of Additional Amounts as may become payable under Section 4.20 of the Indenture.
18. Trustee Dealings with Company.
          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.
19. No Recourse Against Others.
          No incorporator or any past, present or future partner, shareholder, other equity holder, officer, director, employee or controlling person as such, of the Company or the Guarantor or of any successor Person shall have any liability for any obligations of the Company or the Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.
20. Authentication.
          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.
21. Abbreviations.
          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
22. Guarantee.
          This Debenture is guaranteed by Grupo Transportación Ferroviaria Mexicana, S.A. de C.V., as set forth in the Indenture.
          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, Requests may be made to TFM, S.A. de C.V.,

Génova 2-203, Colonia Juárez, Delegación Cuauhtémoc, C.P. 06600, México, D.F.. México, Attention: [        ].

[FORM OF TRANSFER NOTICE]
          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s). assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Company with full power of substitution in the premises.
[THE FOLLOWING PROVISION TO BE INCLUDED
ON ALL SECURITIES OTHER THAN EXCHANGE SECURITIES.
PERMANENT OFFSHORE GLOBAL SECURITIES AND
OFFSHORE PHYSICAL SECURITIES]
          In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of an effective registration statement or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising:
[Check One]

[ ] (a)	this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.
or

[ ] (b)	this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.
TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.
          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE
          If you wish to have this Security purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, check the Box: ☐
          If you wish to have a portion of this Security purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount: $                                         .
Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

EXHIBIT B
Form of Certificate
The Bank of New York
101 Barclay Street
New York, NY 10286
Attention: Corporate Trust Department

Re:	TFM. S.A. de C.V. (the “Company”)
10 1/4% Senior Notes
due 2007 (the “Securities”)
Ladies and Gentlemen:
          This letter relates to U.S.$                      principal amount of Securities represented by a Security (the “Legended Security”) which bears a legend outlining restrictions upon transfer of such Legended Security. Pursuant to Section 2.02 of the Indenture (the “Indenture”) dated as of June 16, 1997 relating to the Securities, we hereby certify that we are (or we will hold such Securities on behalf of) a person outside the United States to whom the Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. as amended. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Securities, all in the manner provided for in the Indenture.
          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Holder]

By:

Authorized Signature

EXHIBIT C
Form of Certificate to Be Delivered
in Connection with Transfers
Pursuant to Regulation S

The Bank of New York
101 Barclay Street
New York, NY 10286
Attention: Corporate Trust Department

Re:	TFM. S.A. de C.V. (the “Company”)
10 1/4% Senior Notes
due 2007 (the “Securities”)
Ladies and Gentlemen:
          In connection with our proposed sale of U.S.$                      aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:
     (1) the offer of the Securities was not made to a person in the United States;
     (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;
     (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and
     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

C-2
          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

EXHIBIT D
Form of Certificate to Be
Delivered in Connection with
Transfers to Non-QIB Accredited Investors
The Bank of New York
101 Barclay Street
New York, NY 10286
Attention: Corporate Trust Department

Re:	TFM, S.A. de C.V. (the “Company”)
10 1/4% Senior Notes
due 2007 (the “Securities”)
Dear Sirs:
          In connection with our proposed purchase of U.S.$                      aggregate principal amount of the Securities, we confirm that:
     1. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture dated as of [         ], ____, 1997 relating to the Securities (the “Indenture”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
     2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (F) pursuant to an effective

D-2
registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.
     3. We understand that, on any proposed resale of any Securities, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.
     4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
     5. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By:

Authorized Signature

EXHIBIT 2.2
EXECUTION COPY
FIRST SUPPLEMENTAL INDENTURE
          This First Supplemental Indenture (this “Supplemental Indenture”), dated as of May 21, 2002, among TFM, S.A. de C.V., a sociedad anonima de capital variable, organized under the laws of the United Mexican States, as Issuer (the “Company”), Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V., a sociedad anonima de capital variable, organized under the laws of the United Mexican States, as Guarantor (the “Guarantor”), The Bank of New York, a New York banking corporation, as trustee under the indenture referred to below (in such capacity, the “Trustee”), and Deutsche Bank Luxembourg S.A., as the Paying Agent (the “Paying Agent”).
WITNESSETH:
          WHEREAS, the Company and the Guarantor have heretofore executed and delivered to the Trustee an indenture dated as of June 16, 1997 (the “Indenture”), providing for the issuance by the Company and the guarantee by the Guarantor of an aggregate principal amount of up to $150,000,000 of 10.25% Senior Notes due 2007 (the “Notes”);
          WHEREAS, the Company is contemplating the acquisition (the “Acquisition”) of the equity interest held by the government of Mexico in the Guarantor (the “Call Option Shares”) through Ferrocarriles Nacionales de Mexico (“FNM”) and Nacional Financiera, S.N.C., as trustee (“Nafin”);
          WHEREAS, Section 9.02 of the Indenture provides that, with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Notes (the “Requisite Consents”), the Company and the Guarantor, when authorized by their respective Boards of Directors (as evidenced by a Board Resolution), and the Trustee may amend the Indenture, and the Holders of a majority in aggregate principal amount of the outstanding Notes (the “Requisite Holders”) by written notice to the Trustee may waive future compliance by the Company with certain provisions of the Indenture;
          WHEREAS, in order to permit the Company to consummate the Acquisition, the Company has completed a consent solicitation (the “Consent Solicitation”) whereby the Company has obtained the Requisite Consents to amend, and a waiver by the Requisite Holders (the “Waiver”) of, Section 4.04 of the Indenture, entitled “Limitation on Restricted Payments” (this amendment, together with the Waiver and certain additional amendments to Sections 4.03, 4.04 and 4.09 of the Indenture which are being made hereby, the “Amendments”), which limits the amounts of restricted payments the Company is permitted to make based on the Company’s cumulative adjusted consolidated net income beginning on July 1, 1997;
          WHEREAS, in connection with the Consent Solicitation, Holders that delivered a valid consent on a timely basis (the “Consenting Holders”) are entitled to receive a cash fee (the “Cash Fee”) with respect to the Notes in respect of which they have consented if the conditions to the Consent Solicitation are met;
          WHEREAS, the Company, the Guarantor, the Trustee and the Paying Agent are entering into this Supplemental Indenture in order to set forth the Amendments;

1

          WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company and the Guarantor; and
          NOW, THEREFORE, the Company, the Guarantor, the Trustee and the Paying Agent mutually covenant and agree for the equal and ratable benefit of all the Holders of the Notes as follows:
ARTICLE I.
AMENDMENT AND WAIVER OF THE INDENTURE
          SECTION 1.1 Addition to Section 4.04 of the Indenture. The Company, the Guarantor, the Trustee and the Paying Agent hereby agree to amend Section 4.04 of the Indenture, and Section 4.04 of the Indenture is hereby amended by adding the following paragraph to the end of such section:
     Notwithstanding anything to the contrary in the foregoing provisions of this Section 4.04, (i) the foregoing provisions shall not apply to and shall not prohibit the purchase by the Company of Capital Stock of the Guarantor from the government of Mexico, through FNM and Nafin, or their successors or assigns, and any subsequent transactions between the Company and the Guarantor in respect of the cancellation, conversion or exchange of the Capital Stock of the Guarantor thereby purchased by the Company and (ii) neither such purchase by the Company of Capital Stock of the Guarantor or any such subsequent transactions, nor the consideration paid by the Company in connection with such purchase or such subsequent transactions (such purchase and any subsequent transactions, the “Acquisition Transactions”), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.04 have been met with respect to any subsequent Restricted Payments, provided that the Company shall not be entitled to consummate any Acquisition Transactions under the provisions of this paragraph prior to having paid the Cash Fee to consenting Holders, all no later than July 31, 2002 in accordance with the terms and conditions of the Consent Solicitation.
          SECTION 1.2 Waiver of Compliance with Section 4.04 of the Indenture. Compliance by the Company with Section 4.04 of the Indenture is hereby waived with respect to any Acquisition Transactions, subject to satisfaction of the provisions of Section 1.1 of this Supplemental Indenture.
          SECTION 1.3 Amendment of Section 4.03(a) of the Indenture. The Company, the Guarantor, the Trustee and the Paying Agent hereby agree to amend Section 4.03(a) of the Indenture, and Section 4.03 (a) of the Indenture is hereby amended, by:
          (A) replacing the first paragraph of such section in its entirety with the following paragraph:
(a) The Guarantor will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Securities, the Securities Guarantees, the Senior Notes (and the guarantee thereof) and Indebtedness existing on the Closing Date and any Indebtedness incurred before the effectiveness of the First

2

Supplemental Indenture hereto (including, without limitation, under our U.S. Commercial Paper Program) in accordance with the provisions of this Indenture as of the time of Incurrence); provided that the Guarantor and the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than (i) if the Indebtedness is Incurred during the period beginning on the Closing Date and ending on the third anniversary thereof, 2.25:1; (ii) if the Indebtedness is Incurred during the period beginning after the third anniversary of the Closing Date and the Cash Fee has not been paid, 2.5:1; (iii) if the Indebtedness is Incurred during the period beginning after the third anniversary of the Closing Date and ending on the date upon which the Cash Fee is paid, 2.5:1; (iv) if the Indebtedness is Incurred during the period beginning after the date upon which the Cash Fee is paid and ending on October 31, 2003, 3.0:1; and (v) if the Indebtedness is Incurred thereafter, 2.5:1.
          (B) replacing clause (i) thereof in its entirety with the following text:
(i) Indebtedness outstanding at any time in an aggregate principal amount not to exceed $50.0 million that is Incurred solely for the purpose of financing the cost of improvements or construction related to the properties of Mexrail, Inc. and the Texas-Mexican Railway Company, the net proceeds of which are applied to finance the cost of such improvements or construction; and
          (c) eliminating the cross-reference to clause (i) found in clause (iii) of Section 4.03 (a) .
          SECTION 1.4 Amendment of Section 4.04(C) of the Indenture. The Company, the Guarantor, the Trustee and the Paying Agent hereby agree to amend Section 4.04 of the Indenture, and Section 4.04 of the Indenture is hereby amended, with effect retroactive to April 1, 2002, by replacing clause C thereof in its entirety with the following text:
          (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors of the Guarantor, whose determination shall be conclusive and evidenced by a Board Resolution) made on or after April 1, 2002 shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Guarantor or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on April 1, 2002 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed or provided to the Trustee pursuant to Section 4.18 plus (2) the aggregate Net Cash Proceeds received by the Company or the Guarantor on or after April 1, 2002 from a capital contribution or the issuance and sale (other than pursuant to the Capital Contribution Agreement) permitted by this Indenture of Capital Stock of the Company or the Guarantor (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company or the Guarantor, including an issuance or sale permitted by this Indenture of Indebtedness of the Company or the Guarantor for cash subsequent to the Threshold Conversion Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company or the Guarantor, or from the issuance to a Person who is not a Subsidiary of the Company or the Guarantor of any options, Indebtedness into Capital Stock (other than Disqualified Stock) of the Company or the Guarantor, or from the issuance to a Person who is not a Subsidiary of the Company or the Guarantor of any options,

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warrants or other rights to acquire Capital Stock of the Company or the Guarantor (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Securities) plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person on or after April 1, 2002 resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Guarantor or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.
          SECTION 1.5 Amendment of Section 1.01 of the Indenture. The Company, the Guarantor, the Trustee and the Paying Agent hereby agree to amend Section 1.01 of the Indenture by adding the following definitions to Section 1.01 in the appropriate alphabetical order.
          “Acquisition Transactions” has the meaning provided in Section 4.04.
          “Cash Fee” means the cash fee offered in connection with the Consent Solicitation of $30.00 for each $1,000 principal amount of Notes in respect of which Holders delivered a valid and unrevoked consent.
          “U.S. Commercial Paper Program” means the Company’s $290.0 million Letter of Credit Backed U.S. Commercial Paper Program, established pursuant to a Credit Agreement, dated as of September 19, 2000, among the Company, Chase Securities Inc. as lead arranger and book manager, Bank of America Securities LLC and Westdeutsche Landesbank Girozentrale, S.A., New York Branch, as co-documentation agents, co-syndication agents and arrangers, The Chase Manhattan Bank as administrative agent and the several banks parties thereto, as amended by the Amendment and Joinder Agreement dated as of December 5, 2000, increasing the amount from $290.0 million to $310.0 million, and the Second Amendment dated as of September 25, 2001, together with all other agreements, instruments and documents executed or delivered pursuant thereto, in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented, replaced or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.
          SECTION 1.6 Amendment of Section 4.09 of the Indenture. The Company, the Guarantor, the Trustee and the Paying Agent hereby agree to amend Section 4.09 of the Indenture, and Section 4.09 of the Indenture is hereby amended by replacing the text after the last semicolon at the end of such section with the following text:

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     “(vii) Liens securing Indebtedness which is permitted to be incurred under clause (i) of the second paragraph of Section 4.03; or (viii) Permitted Liens.”
ARTICLE II.
MISCELLANEOUS
          SECTION 2.1 Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantor, the Trustee and the Paying Agent, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.
          Notwithstanding the foregoing, the Amendments set forth herein will have no effect, and this First Supplemental Indenture shall be null and void, if the Cash Fee is not paid to consenting Holders on or before July 31, 2002 in accordance with the terms and conditions of the Consent Solicitation.
          SECTION 2.2 Indenture Remains in Full Force and Effect. Except as expressly provided herein, all provisions in the Indenture shall remain in full force and effect. The amendments and waiver provided for herein are limited to the specific sections of the Indenture specified herein and shall not constitute an amendment of any other provisions of the Indenture.
          SECTION 2.3 Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and Supplemental Indenture shall henceforth be read and construed together.
          SECTION 2.4 Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under such Act to be part of and govern any provision of this Supplemental Indenture, the provision of such Act shall control. If any provision of this Supplemental Indenture modifies or excludes a provision of the Trust Indenture Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.
          SECTION 2.5 Severability Clause. In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 2.6 Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.
          SECTION 2.7 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder or thereunder and the Holders of Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

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          SECTION 2.8 Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company and the Guarantor shall bind their successors and assigns, whether so expressed or not.
          SECTION 2.9 Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof.
          SECTION 2.10 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
          SECTION 2.11 Counterparts. This Supplemental Indenture may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
          SECTION 2.12 Trustee Not Responsible for Recitals. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals of fact contained herein, all of which recitals are made solely by the Company.
* * *
[SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

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          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first stated above.

TFM, S.A. DE C.V.

By:	/s/ Leon Ortiz / Jacinto Marina

Name: Leon Ortiz / Jacinto Marina
Title: Finance Director / Acting CFO

GRUPO TRANSPORTACION
FERROVIARIA MEXICANA, S.A. DE C.V.

By:	/s/ Leon Ortiz / Jacinto Marina

Name: Leon Ortiz / Jacinto Marina
Title: Finance Director / Acting CFO

THE BANK OF NEW YORK, AS TRUSTEE

By:	/s/ Miguel Barrios

Name: Miguel Barrios
Title: Assistant Vice President

DEUTSCHE BANK LUXEMBOURG S.A.,
AS PAYING AGENT

By:	/s/ C.A. Morris / K. Warwicker

Name: C.A. Morris / K. Warwicker
Title: Attorney / Attorney

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